Exhibit 3.1

The Companies Act 2006
Company Limited by Shares

LIBERTY GLOBAL PLC
(incorporated as Lynx Europe Limited on 29 January 2013 with company number 08379990, formerly known as Liberty Global Corporation Limited
and re-registered as a public company on 5 June 2013)

_____________________________________
ARTICLES OF ASSOCIATION
approved by Special Resolution passed on 13 July 2023
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TABLE OF CONTENTS
    Page

MODEL ARTICLES NOT TO APPLY	1
INTERPRETATION	1
LIABILITY OF MEMBERS	11
SHARES AND SHARE CAPITAL	11
AUTHORITY TO ALLOT SHARES AND DISAPPLICATION OF PRE-EMPTION RIGHTS	17
VARIATION OF RIGHTS	18
SHARE CERTIFICATES	18
LIEN	19
CALLS ON SHARES	20
FORFEITURE AND SURRENDER	20
TRANSFER OF SHARES	21
TRANSMISSION OF SHARES	22
SHARE WARRANTS	23
UNTRACED MEMBERS	24
ALTERATION OF CAPITAL	25
GENERAL MEETINGS	26
NOTICE OF GENERAL MEETINGS	27
LIST OF MEMBERS FOR VOTING AT GENERAL MEETINGS	27
PROCEEDINGS AT GENERAL MEETINGS	28
AMENDMENTS TO RESOLUTIONS	31
PROPOSED SHAREHOLDER RESOLUTIONS	31
VOTES OF MEMBERS	33
PROXIES AND CORPORATE REPRESENTATIVES	36
NUMBER AND CLASSIFICATION OF DIRECTORS	38
APPOINTMENT AND RE-ELECTION OF DIRECTORS	39
DIRECTORS' FEES AND EXPENSES	40
DIRECTORS' GRATUITIES AND BENEFITS	40
ALTERNATE DIRECTORS	41
POWERS OF THE BOARD	41
DELEGATION OF DIRECTORS' POWERS	42
DISQUALIFICATION AND REMOVAL OF DIRECTORS	42
EXECUTIVE DIRECTORS	43
DIRECTORS' INTERESTS	44
PROCEEDINGS OF DIRECTORS	46
MINUTES	48
SECRETARY	49
THE SEAL	49
REGISTERS	49
DIVIDENDS	50
SCRIP DIVIDENDS	56
    i

CAPITALISATION OF PROFITS	57
LILAC GROUP DISPOSITION	63
CHANGE OF THE COMPANY’S NAME	65
RECORD DATES	65
ACCOUNTS	66
NOTICES AND OTHER COMMUNICATIONS	66
DESTRUCTION OF DOCUMENTS	70
WINDING UP	71
INDEMNITY AND INSURANCE	72
DISPUTE RESOLUTION	72
SCHEME OF ARRANGEMENT	73

    ii

ARTICLES OF ASSOCIATION
of
LIBERTY GLOBAL PLC
PUBLIC LIMITED COMPANY
"the Company"
(effective as from July 13, 2023)

    MODEL ARTICLES NOT TO APPLY
1.    The regulations in the relevant model articles shall not apply to the Company.
INTERPRETATION
2.    In these Articles (if not inconsistent with the subject or context) the following words shall bear the following meanings:
"Articles" means the articles of association for the time being of the Company;
"Average Market Value" of an Ordinary Share or of any other Publicly Traded security means the volume-weighted average price of such security, rounded to two (2) decimal places (as reported on Bloomberg Financial Markets or, if not so reported, as published or derived from the principal stock exchange or securities market on which such security is then listed or quoted or dealt in or, in any such case, such other sources as shall be determined to be appropriate by the Board (whose determination shall be final and binding on the shareholders of the Company) over the applicable period prescribed by these Articles, provided that, if on any day during any period, such price is not available or cannot otherwise be determined as provided by the foregoing, the volume-weighted average price of such security, rounded to two (2) decimal places, in respect of such day shall be the volume-weighted average price, as determined in accordance with the foregoing, on the immediately preceding day on which the same can be determined in accordance with the foregoing and, provided further that, the volume-weighted average price of a security on any day during any period prior to (i) the effective date of any subdivision or consolidation of outstanding securities or (ii) the "ex" date or any similar date for any dividend with respect to any such security will be appropriately adjusted by the Board (whose determination shall be final and binding on the shareholders of the Company) to reflect such subdivision, consolidation, combination, dividend or distribution;
"Board" means the board of Directors of the Company from time to time;
"British Pounds Sterling" or "£" means the lawful currency of the United Kingdom;
"certificated share" means a share in the capital of the Company which is held in physical certificated form and references in these Articles to a share being held in certificated form shall be construed accordingly;
"clear days" means, in relation to the period of a notice, that period excluding the day on which a notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

"Companies Act" means the Companies Act 2006 including any modifications or re-enactment of it for the time being in force;
"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person whether through the ownership of voting securities, by contract or otherwise, provided, however, that for the purposes of paragraph (c) of the definition "Exempt LiLAC Group Disposition" the Company will, without limitation of the foregoing, in any event be deemed to Control any person in which the Company beneficially owns (after giving effect to the applicable Disposition):
(a)    twenty five (25) per cent. or more of the total voting rights of the voting securities of such person then outstanding, provided that, immediately after giving effect to such Disposition, no other person that is not Controlled by the Company beneficially owns voting securities of such person having voting rights greater than the voting rights of the voting securities beneficially owned by the Company; or
(b)    equity securities representing fifty (50) per cent. or more of the common equity interest or economic equity interest in such person.
"Convertible Securities" means:
(a)    any securities of the Company (other than any class of Ordinary Shares) that are convertible into, or exercisable or exchangeable for or evidence the right to purchase any shares of any class of Ordinary Shares whether upon conversion, exchange, pursuant to anti-dilution provisions of such securities or otherwise; and
(b)    securities of any other person that are convertible into, or exercisable or exchangeable for or evidence the right to purchase securities of such person or any other person, whether upon conversion, exchange, pursuant to anti-dilution provisions of such securities or otherwise.
"Deferred Shares" means the deferred shares in the capital of the Company from time to time, identified in Article 5(h) and with the rights set out therein and in these Articles generally;
"Depositary" means any depositary, custodian or nominee approved by the Board that holds legal title to shares in the capital of the Company for the purposes of facilitating beneficial ownership of such shares by another individual;
"Determination Date" means the date designated by the Board for determining the Market Value Ratio or the Disposition Value Ratio, as the case may be;
"Director" means a director of the Company from time to time;
"Disposition" means the sale, transfer, exchange, assignment or other disposition (whether by scheme of arrangement, merger, consolidation, sale or contribution of assets or securities or otherwise) of assets other than the Company as a whole. The term "Disposition" does not include the sale, transfer, exchange, assignment or other disposition (whether by scheme of arrangement, merger, consolidation, sale or contribution of assets or securities, or otherwise) of the Company to any other person or persons or any other business combination involving the Company as a whole;
"Disposition Dividend Deferral Ratio" means an amount (rounded, if necessary, to the nearest five (5) decimal places) equal to:
DF x (1-DRR)

where
DF is the Disposition Fraction
DRR is the Disposition Retention Ratio;
"Disposition Fraction" means the amount (rounded, if necessary, to the nearest five (5) decimal places) obtained by dividing (i) the Fair Value of the LiLAC Group Allocable Net Proceeds of a LiLAC Group Disposition by (ii) the market capitalisation of the LiLAC Group calculated using the Average Market Value of the LiLAC Reference Share over the period of twenty (20) consecutive Trading Days beginning on the second (2nd) Trading Day following consummation of the LiLAC Group Disposition, provided that, if such amount is calculated as being greater than one (1) the amount shall be deemed to be equal to one (1);
"Disposition LiLAC Share Retention Ratio" means an amount (rounded, if necessary, to the nearest five (5) decimal places) equal to:
1 – (DF x DRR)
where
DF is the Disposition Fraction
DRR is the Disposition Retention Ratio;
"Disposition Redesignation Ratio" means an amount (rounded, if necessary, to the nearest five (5) decimal places) equal to:
DF x DRR x DVR
where
DF is the Disposition Fraction
DRR is the Disposition Retention Ratio
DVR is the Disposition Value Ratio;
"Disposition Retention Ratio" means the amount (rounded, if necessary, to the nearest five (5) decimal places) obtained by dividing (i) the amount of the Fair Value of LiLAC Group Allocable Net Proceeds to be retained pursuant to Article 221(c) by the Company by (ii) the total Fair Value of the LiLAC Group Allocable Net Proceeds, provided that, if such amount is calculated as being greater than one (1) the amount shall be deemed to be equal to one (1);
"Disposition Value Ratio" means one hundred and ten (110) per cent. of the amount (rounded, if necessary, to the nearest five (5) decimal places) obtained by dividing (i) the Average Market Value of the LiLAC Reference Share over the period of twenty (20) consecutive Trading Days beginning on the second (2nd) Trading Day following the consummation of a LiLAC Group Disposition by (ii) the Average Market Value of the Liberty Global Reference Share over the same twenty (20) Trading Day period;
"Distribution Securities" has the meaning given to it in Article 203;
"dividend" means dividend or bonus;

"Effective Date" means the date upon which these Articles become effective in accordance with the approval of the shareholders of the Company;
"electronic address" means any number or address used for the purposes of sending or receiving notices, documents or information by electronic means;
"Exchange Act" means the United States Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder;
"executed" means any mode of execution;
"Exempt LiLAC Group Disposition" means any of the following:
(a)    the Disposition of all or substantially all of the Company's assets in one (1) transaction or a series of transactions in connection with the liquidation, dissolution or winding up of the Company within the meaning of Article 247;
(b)    a dividend or other distribution in accordance with Article 204;
(c)    a LiLAC Group Disposition to any person that the Company, directly or indirectly, after giving effect to the Disposition, Controls;
(d)    a LiLAC Group Disposition in connection with a LiLAC Group Related Business Transaction; or
(e)    a LiLAC Group Disposition approved by an ordinary resolution passed at a separate meeting of the holders of LiLAC Ordinary Shares as being classified as an Exempt LiLAC Group Disposition.
"Fair Value" means, as of any date:
(a)        in the case of any equity security that is Publicly Traded, the Average Market Value thereof over the period of twenty (20) consecutive Trading Days ending on the Trading Day preceding such date;
(b)        in the case of any equity security that is not Publicly Traded or debt security, the fair value per share or per other unit of such security, on a fully diluted basis, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board or, if no investment banking firm is selected, as determined in the good faith judgment of the Board;
(c)    in the case of cash denominated in US Dollars, the face amount thereof and in the case of cash denominated other than in US Dollars, the face amount thereof converted into US Dollars at the rate published in The Wall Street Journal on such date or, if not so published, at such rate as shall be determined in good faith by the Board based upon such information as the Board shall in good faith determine to be appropriate; and
(d)    in the case of assets or property other than securities or cash, the "Fair Value" thereof shall be determined in good faith by the Board based upon such information (including, if deemed desirable by the Board, appraisals, valuation reports or opinions of experts) as the Board shall in good faith determine to be appropriate, with any determination by the Board being final and binding on all shareholders of the Company.
"financial institution" means a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange who is designated within the meaning of section 778(2) of the Companies Act;

"Group" means the Liberty Global Group or the LiLAC Group;
"holder" means, in relation to a share in the capital of the Company, the member whose name is entered in the register of members as the holder of that share;
"Inter-Group Interest" means, as of any date the notional interest, if any, that the Liberty Global Group may be treated as holding as of such date in the LiLAC Group in accordance with the Management and Allocation Policies;
"Liberty Global Class A Ordinary Shares" means the ordinary shares in the capital of the Company from time to time, identified in Article 5(a) and with the rights set out therein and in these Articles generally;
"Liberty Global Class B Ordinary Shares" means the ordinary shares in the capital of the Company from time to time, identified in Article 5(b) and with the rights set out therein and in these Articles generally;
"Liberty Global Class C Ordinary Shares" means the ordinary shares in the capital of the Company from time to time, identified in Article 5(c) and with the rights set out therein and in these Articles generally;
"Liberty Global Group" means, as of any date:
(a)    all of the assets, liabilities and businesses of the Company and its Subsidiaries as of the Effective Date, in each case, other than any assets, liabilities or businesses attributable to the LiLAC Group as of the Effective Date;
(b)    all assets, liabilities and businesses acquired or assumed by the Company or any of its Subsidiaries not otherwise for the account of the LiLAC Group, or not otherwise contributed, allocated or transferred to the LiLAC Group (including the net proceeds of any issuances, sales or incurrences for the account of the Liberty Global Group of Liberty Global Ordinary Shares, Convertible Securities convertible into, or exercisable or exchangeable for or evidencing the right to purchase Liberty Global Ordinary Shares, or indebtedness or Preference Shares attributed to the Liberty Global Group), in each case, after the Effective Date and as determined in good faith by the Board, which determination shall be final and binding on all shareholders of the Company;
(c)    the proceeds of any disposition of any of the foregoing; and
(d)    any Inter-Group Interest deemed to be held in the LiLAC Group, as determined in good faith by the Board in accordance with the Management and Allocation Policies, which determination shall be final and binding on all shareholders of the Company;
provided that the Liberty Global Group will not include (x) any assets, liabilities or businesses disposed of after the Effective Date, including, without limitation, by dividend, to holders of Liberty Global Ordinary Shares from and after the date of such Disposition or (y) any assets, liabilities or businesses transferred or allocated after the Effective Date from the Liberty Global Group to the LiLAC Group (other than pursuant to an Inter-Group Interest, if any, in the LiLAC Group pursuant to paragraph (d) above), from and after such transfer or allocation.
"Liberty Global Ordinary Shares" means Liberty Global Class A Ordinary Shares, Liberty Global Class B Ordinary Shares and Liberty Global Class C Ordinary Shares and any other shares in the capital of the Company designated as Liberty Global Ordinary Shares from time to time;
"Liberty Global Reference Share" means one (1) Liberty Global Class C Ordinary Share unless (i) on any single Trading Day as of which a valuation determination is being made or on the first (1st) Trading Day of any Trading Day period with respect to which a valuation determination is being made, in each case, the number of shares outstanding of any other Publicly Traded class of Liberty Global Ordinary Shares exceeds the number of shares outstanding of Liberty Global Class C Ordinary Shares and (ii) the Board determines in good faith to base such valuation determination on such other Publicly Traded class of Liberty Global Ordinary Shares in lieu of basing it on one (1) Liberty Global Class C Ordinary Share, which determination will be final and binding on all shareholders of the Company, in which case the term "Liberty Global Reference Share" will mean one (1) share of such other Publicly Traded class of Liberty Global Ordinary Shares;
"Liberty Global Voting Shares" means Liberty Global Class A Ordinary Shares and Liberty Global Class B Ordinary Shares and any other class of shares which is designated as Liberty Global Voting Shares and will be entitled to attend and vote at general meetings with the other Liberty Global Voting Shares only as and to the extent expressly provided for by the terms of the applicable shares;
"LiLAC Class A Ordinary Shares" means the ordinary shares in the capital of the Company from time to time, identified in Article 5(d) and with the rights set out therein and in these Articles generally;
"LiLAC Class B Ordinary Shares" means the ordinary shares in the capital of the Company from time to time, identified in Article 5(e) and with the rights set out therein and in these Articles generally;
"LiLAC Class C Ordinary Shares" means the ordinary shares in the capital of the Company from time to time, identified in Article 5(f) and with the rights set out therein and in these Articles generally;
"LiLAC Distribution Fraction" means the amount (rounded, if necessary to the nearest five (5) decimal places) obtained by dividing (i) the Fair Value of the Distribution Securities distributed to holders of LiLAC Ordinary Shares, by (ii) the market capitalisation of the LiLAC Group calculated using the Average Market Value of the LiLAC Reference Share over the period of twenty (20) consecutive Trading Days beginning on the second (2nd) Trading Day following consummation of the relevant Share Distribution, provided that, if such amount is calculated as being greater than one (1), the amount shall be deemed to be equal to one (1);
"LiLAC Group" means, as of any date:
(a)    all assets, liabilities and businesses of the Company or any of its Subsidiaries to the extent attributed to the LiLAC Group as of the Effective Date in accordance with the Management and Allocation Policies;
(b)    all assets, liabilities and business acquired or assumed by the Company or any of its Subsidiaries for the account of the LiLAC Group, or contributed, allocated or transferred to the LiLAC Group (including the net proceeds of any issuances, sales or incurrences for the account of the LiLAC Group of shares of LiLAC Ordinary Shares, Convertible Securities convertible into, or exercisable or exchangeable for or evidencing the right to purchase LiLAC Ordinary Shares, or indebtedness or Preference Shares attributed to the LiLAC Group), in each case, after the Effective Date and as determined in good faith by the Board, which determination shall be final and binding on all shareholders of the Company; and
(c)    the proceeds of any disposition of any of the foregoing,
provided that the LiLAC Group will not include (x) any assets, liabilities or businesses disposed of after the Effective Date, including, without limitation, by dividend, to holders of LiLAC Ordinary Shares, or to holders of Liberty Global Ordinary Shares in respect of an Inter-Group Interest, from and after the date of such Disposition or (y) any assets, liabilities or businesses transferred or allocated after the Effective Date from the LiLAC Group to the Liberty Global Group, from and after such transfer or allocation;

"LiLAC Group Allocable Net Proceeds" means, with respect to any LiLAC Group Disposition, an amount, if any, equal to the Fair Value of what remains of the gross proceeds of such Disposition to the Company after any payment of, or reasonable provision for:
(a)    any taxes payable by the Company or any of its Subsidiaries in connection with such Disposition or in respect of any resulting dividend pursuant to Article 221, including any transfer or withholding taxes imposed with respect to the transfer of any proceeds from such Disposition, or of transfers made in relation to the relevant proceeds in connection with such dividend (or that would have been payable but for the utilisation of tax benefits attributable to the Liberty Global Group);
(b)    any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses; and
(c)    any liabilities and other obligations (contingent or otherwise) of, or attributed to, the LiLAC Group that relate to the assets disposed of, including, without limitation, any deferred taxes, any indemnity or guarantee obligations incurred in connection with such Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations in respect of Preference Shares attributed to the LiLAC Group.
For the purposes of this definition, any assets of the LiLAC Group remaining after such Disposition will constitute "reasonable provision" for such amounts of taxes, costs, liabilities and other obligations (contingent or otherwise) as can be supported by such assets;
"LiLAC Group Disposition" means the Disposition, in one (1) transaction or a series of related transactions, by the Company and its Subsidiaries comprising, in the good faith opinion of the Board, eighty (80) per cent. or more of the then Fair Value of the assets of, or equity interests in, the LiLAC Group to one (1) or more persons, provided that where a LiLAC Group Disposition comprises a series of related transactions, the LiLAC Group Disposition shall not be deemed to have been consummated until the consummation of the final transaction in such series;
"LiLAC Group Related Business Transaction" means any Disposition of all or substantially all of the assets of the LiLAC Group in which the Company receives as proceeds of such Disposition primarily equity securities (including, without limitation, capital stock, securities convertible into capital stock or other equity securities, partnership, limited partnership or limited liability company interests and other types of equity securities, without regard to the voting rights or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets of the LiLAC Group, or a third party issuer, if a significant portion of the business or businesses in which such purchaser, acquiror or third party issuer is engaged or proposes to engage consists of one (1) or more businesses similar or complimentary to the businesses attributable to the LiLAC Group prior to such Disposition, as determined in good faith by the Board, which determination shall be final and binding on all shareholders of the Company;
"LiLAC Ordinary Shares" means the LiLAC Class A Ordinary Shares, LiLAC Class B Ordinary Shares and LiLAC Class C Ordinary Shares and any other shares in the capital of the Company designated as LiLAC Ordinary Shares from time to time;
"LiLAC Reference Share" means one (1) LiLAC Class C Ordinary Share unless (i) on any single Trading Day as of which a valuation determination is being made or on the first (1st) Trading Day of any Trading Day period with respect to which a valuation determination is being made, in each case, the number of shares outstanding of any other Publicly Traded class of LiLAC Ordinary Shares exceeds the number of shares outstanding of LiLAC C Ordinary Shares and (ii) the Board determines in good faith to base such valuation determination on such other Publicly Traded class of LiLAC Ordinary Shares in lieu of basing it on one (1) LiLAC C Ordinary

Share, which determination will be final and binding on all shareholders of the Company, in which case the term "LiLAC Reference Share" will mean one (1) share of such other Publicly Traded class of LiLAC Ordinary Shares;
"LiLAC Voting Shares" means LiLAC Class A Ordinary Shares and LiLAC Class B Ordinary Shares and any class of shares which is designated as LiLAC Voting Shares and will be entitled to attend and vote at general meetings with the other LiLAC Voting Shares only as and to the extent expressly provided for by the terms of the applicable shares;
"Management and Allocation Policies" means the management policies adopted by the Board on or before the Effective Date, as they may be amended from time to time, in respect of the allocation of assets, liabilities and other relationships between the LiLAC Group and the Liberty Global Group and the recognition and management of any Inter-Group Interest treated as held by the Liberty Global Group;
"Market Value Ratio" means the amount (rounded, if necessary, to the nearest five (5) decimal places) obtained by dividing (i) the Average Market Value of the LiLAC Reference Share over the period of twenty (20) consecutive Trading Days ending on the Trading Day preceding the Determination Date by (ii) the Average Market Value of the Liberty Global Reference Share over period of twenty (20) consecutive Trading Days ending on the Trading Day preceding the Determination Date;
"member" means a member of the Company;
"Office" means the registered office of the Company from time to time;
"officer" includes a Director, manager and the secretary, but shall not include an auditor;
"Ordinary Shares" means the Liberty Global Class A Ordinary Shares, Liberty Global Class B Ordinary Shares, Liberty Global Class C Ordinary Shares, LiLAC Class A Ordinary Shares, LiLAC Class B Ordinary Shares, LiLAC Class C Ordinary Shares and any other shares in the capital of the Company designated as ordinary shares from time to time;
"paid" means paid or credited as paid;
"Preference Shares" means the preference shares in the capital of the Company from time to time, identified in Article 5(g) and with the rights set out therein and in these Articles generally;
"public announcement" shall mean disclosure in a press release reported by Reuters, the Dow Jones News Service, Associated Press or a comparable news service or other method of public announcement as the Board may deem appropriate in the circumstances or in a document publicly filed by the Company with the US Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act;
"Publicly Traded" means, with respect to shares or other securities, that such shares or other securities are traded on an internationally recognised securities exchange or quoted on the over-the-counter market, including the New York Stock Exchange and the Nasdaq Stock Market;
"Redesignation Date" means any date and time fixed by the Board for a redesignation of LiLAC Ordinary Shares pursuant to these Articles;
"register" means the register of members of the Company;

"seal" means the common seal (if any) of the Company and includes an official seal (if any) kept by the Company by virtue of section 49 or 50 of the Companies Act;
"secretary" means the secretary of the Company and includes a joint, assistant, deputy or temporary secretary and any other person appointed to perform the duties of the secretary of the Company;
"Share Distribution" means a dividend or other distribution payable in shares of any class or series, Convertible Securities or other equity securities of any person;
"Subsidiary" when used with respect to any person, means:
(a)
(i)    a corporation of which a majority in voting rights of its share capital or capital stock with voting rights, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by a Subsidiary of such person, or by such person and one (1) or more Subsidiaries of such person, whether or not such power is subject to a voting agreement or similar encumbrance;
(ii)    a partnership or limited liability company in which such person or a Subsidiary of such person is, at the date of determination:
(A)    in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership; or
(B)    in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company; or
(iii)    any other person (other than a corporation) in which such person, a Subsidiary of such person or such person and one (1) or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof, has:
(A)    the power to elect or direct the election of a majority of the members of the governing body of such person, whether or not such power is subject to a voting agreement or similar encumbrance; or
(B)    in the absence of such a governing body, at least a majority ownership interest; or
(b)    any other person of which an aggregate of more than fifty (50) per cent. of the equity interests are, at any time, directly or indirectly, owned by such person and/or one (1) or more Subsidiaries of such person.
"Trading Day" means each day on which the relevant share or security is traded on an internationally recognised securities exchange, or quoted on an over-the-counter market, including the New York Stock Exchange and the Nasdaq Stock Market;
"uncertificated share" means a share in the capital of the Company which is not held in physical certificated form and references in these Articles to a share being held in uncertificated form shall be construed accordingly;

"undertaking" includes a body corporate, trust or partnership, joint ventures or an unincorporated association carrying on a trade or business with or without a view to profit (and, in relation to an undertaking which is not a company, expressions in these Articles appropriate to companies shall be construed as references to the corresponding persons, officers, documents or organs (as the case may be) appropriate to undertakings of that description);
"United Kingdom" means Great Britain and Northern Ireland;
"US Dollars" or "$" means the lawful currency of the United States of America; and
"Voting Shares" means the Liberty Global Voting Shares and LiLAC Voting Shares, and any other shares which may be issued with the right to attend and vote at general meetings.
3.    Subject to the following paragraph, references to any provision of any enactment or of any subordinate legislation (as defined by section 2(1) of the Interpretation Act 1978) include any modification or re-enactment of that provision for the time being in force.
Words and expressions contained in these Articles which are not defined in Article 2 but are defined in the Companies Act have the same meaning as in the Companies Act (but excluding any modification of the Companies Act not in force at the date these Articles took effect) unless inconsistent with the subject or the context.
In these Articles, unless the context otherwise requires:
(a)    words in the singular include the plural, and vice versa;
(b)    words importing any gender include all genders;
(c)    a reference to a person includes a reference to a body corporate (wherever resident or domiciled) and to an unincorporated body of persons;
(d)    reference to a document or information being "sent", "supplied" or "given" to or by a person means such document or information, or a copy of such document or information, being sent, supplied, given, delivered, issued or made available to or by, or served on or by, or deposited with or by that person by any method authorised by these Articles, and "sending", "supplying" and "giving" shall be construed accordingly;
(e)    references to documents “being signed” or to “signature” include a reference to it being executed under hand or under seal or by any other method and, in the case of a communication in electronic form, such references are to its being authenticated as specified in the Companies Act;
(f)    references to "writing" include references to typewriting, printing, lithography, photography and any other modes of representing or reproducing words in a legible and non-transitory form, whether sent or supplied in electronic form or made available on a website or otherwise and "written" shall be construed accordingly;
(g)    references to "other" and "otherwise" shall not be construed ejusdem generis where a wider construction is possible;
(h)    references to a power are to power of any kind, whether administrative, discretionary or otherwise;

(i)    references to a committee of the Directors are to a committee established in accordance with these Articles, whether or not comprised wholly of Directors;
(j)    any words following the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms;
(k)    powers of delegation shall not be restrictively construed but the widest interpretation shall be given to them;
(l)    the word Board in the context of the exercise of any power contained in these Articles includes any committee consisting of one (1) or more Directors, any Director, any other officer of the Company and any local or divisional board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated;
(m)    no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation; and
(n)    except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power.
The headings are inserted for convenience only and do not affect the construction of these Articles.
LIABILITY OF MEMBERS
4.    The liability of each member is limited to the amount, if any, unpaid on the shares held by that member.
SHARES AND SHARE CAPITAL
5.    The Company may issue the following shares in the capital of the Company with rights attaching to them and denominated, in each case, as follows:
(a)    Liberty Global Class A Ordinary Shares, each of which shall be denominated in US Dollars with a nominal value of $0.01. Each Liberty Global Class A Ordinary Share shall be issued with one (1) vote attaching to it for voting purposes in respect of all matters on which Liberty Global Voting Shares in the capital of the Company have voting rights, and shall form a single class with the other Liberty Global Voting Shares in the capital of the Company for such purposes, and one (1) vote attaching to it for voting purposes in respect of all matters on which Voting Shares in the capital of the Company have voting rights, and shall form a single class with the other Voting Shares in the capital of the Company for such purposes. Subject to Articles 202, 203, 215 and 216, each Liberty Global Class A Ordinary Share shall rank equally with all other Liberty Global Ordinary Shares in the capital of the Company for any dividend declared or in respect of the capitalisation of profits, in favour of the Liberty Global Ordinary Shares. Each Liberty Global Class A Ordinary Share shall rank equally with all Liberty Global Ordinary Shares and LiLAC Ordinary Shares in the capital of the Company for, and shall have those rights set out in Article 247(a) in respect of, any distribution made on a winding up of the Company.
(b)    Liberty Global Class B Ordinary Shares, each of which shall be denominated in US Dollars with a nominal value of $0.01. Each Liberty Global Class B Ordinary Share shall be issued with ten (10) votes attaching to it for voting purposes in respect of all matters on which Liberty Global Voting

Shares in the capital of the Company have voting rights, and shall form a single class with the other Liberty Global Voting Shares in the capital of the Company for such purposes, and ten (10) votes attaching to it for voting purposes in respect of all matters on which Voting Shares in the capital of the Company have voting rights, and shall form a single class with the other Voting Shares in the capital of the Company for such purposes. Subject to Articles 202, 203, 215 and 216, each Liberty Global Class B Ordinary Share shall rank equally with all other Liberty Global Ordinary Shares in the capital of the Company for any dividend declared or in respect of the capitalisation of profits, in favour of the Liberty Global Ordinary Shares. Each Liberty Global Class B Ordinary Share shall rank equally with all Liberty Global Ordinary Shares and LiLAC Ordinary Shares in the capital of the Company for, and shall have those rights set out in Article 247(a) in respect of, any distribution made on a winding up of the Company. Each Liberty Global Class B Ordinary Share may be redesignated at any time in accordance with Article 7, at the election of the holder, into a Liberty Global Class A Ordinary Share.
(c)    Liberty Global Class C Ordinary Shares, each of which shall be denominated in US Dollars with a nominal value of $0.01. Subject to Article 71(c), each Liberty Global Class C Ordinary Share shall be issued without votes attaching to it. Subject to Articles 202, 203, 215 and 216 each Liberty Global Class C Ordinary Share shall rank equally with all other Liberty Global Ordinary Shares in the capital of the Company for any dividend declared or in respect of the capitalisation of profits, in favour of the Liberty Global Ordinary Shares. Each Liberty Global Class C Ordinary Share shall rank equally with all Liberty Global Ordinary Shares and LiLAC Ordinary Shares in the capital of the Company for, and shall have those rights set out in Article 247(a) in respect of, any distribution made on a winding up of the Company. Liberty Global Class C Ordinary Shares shall be issued without the right to receive notice of general meetings unless otherwise determined by the Board.
(d)    LiLAC Class A Ordinary Shares, each of which shall be denominated in US Dollars with a nominal value of $0.01. Each LiLAC Class A Ordinary Share shall be issued with one (1) vote attaching to it for voting purposes in respect of all matters on which LiLAC Voting Shares in the capital of the Company have voting rights, and shall form a single class with the other LiLAC Voting Shares in the capital of the Company for such purposes, and one (1) vote attaching to it for voting purposes in respect of all matters on which Voting Shares in the capital of the Company have voting rights, and shall form a single class with the other Voting Shares in the capital of the Company for such purposes. Subject to Articles 202, 204, 215 and 218, each LiLAC Class A Ordinary Share shall rank equally with all other LiLAC Ordinary Shares in the capital of the Company for any dividend declared, or in respect of the capitalisation of profits, in favour of the LiLAC Ordinary Shares. Each LiLAC Class A Ordinary Share shall rank equally with all Liberty Global Ordinary Shares and LiLAC Ordinary Shares in the capital of the Company for, and shall have those rights set out in Article 247(a) in respect of, any distribution made on a winding up of the Company.
(e)    LiLAC Class B Ordinary Shares, each of which shall be denominated in US Dollars with a nominal value of $0.01. Each LiLAC Class B Ordinary Share shall be issued with ten (10) votes attaching to it for voting purposes in respect of all matters on which LiLAC Voting Shares in the capital of the Company have voting rights, and shall form a single class with the other LiLAC Voting Shares in the capital of the Company for such purposes, and ten (10) votes attaching to it for voting purposes in respect of all matters on which Voting Shares in the capital of the Company have voting rights, and shall form a single class with the other Voting Shares in the capital of the Company for such purposes. Subject to Articles 202, 204, 215 and 218, each LiLAC Class B Ordinary Share shall rank equally with all other LiLAC Ordinary Shares in the capital of the Company for any dividend declared or in respect of the capitalisation of profits, in favour of the LiLAC Ordinary Shares. Each LiLAC Class B Ordinary Share shall rank equally with all Liberty Global Ordinary Shares and LiLAC Ordinary Shares in the capital of the Company for, and shall have those rights set out in Article 247(a) in respect of, any distribution made on a winding up of the Company. Each LiLAC Class B Ordinary Share may be

redesignated at any time in accordance with Article 7, at the election of the holder, into a LiLAC Class A Ordinary Share.
(f)    LiLAC Class C Ordinary Shares, each of which shall be denominated in US Dollars with a nominal value of $0.01. Subject to Article 71(c), each LiLAC Class C Ordinary Share shall be issued without votes attaching to it. Subject to Articles 202, 204, 215 and 218, each Liberty LiLAC Class C Ordinary Share shall rank equally with all other LiLAC Ordinary Shares in the capital of the Company for any dividend declared or in respect of the capitalisation of profits, in favour of the LiLAC Ordinary Shares. Each LiLAC Class C Ordinary Share shall rank equally with all Liberty Global Ordinary Shares and LiLAC Ordinary Shares in the capital of the Company for, and shall have those rights set out in Article 247(a) in respect of, any distribution made on a winding up of the Company. LiLAC Class C Ordinary Shares shall be issued without the right to receive notice of general meetings unless otherwise determined by the Board.
(g)    Preference Shares, each of which shall be denominated in US Dollars with a nominal value to be determined by the Board. Preference Shares may be issued in one (1) or more classes with or without votes attaching to them, with the Board to determine the existence of such voting rights and, if any, the ranking of such voting rights in relation to the other shares in the capital of the Company. The Board may determine any other terms and conditions of the Preference Shares, including with regards to their rights (i) to receive dividends (which may include the right to receive preferential or cumulative dividends), (ii) to distributions made by the Company on a winding up, and (iii) to be convertible into, or exercisable or exchangeable for, shares of any other class or classes of the same or any other class or classes of shares, at such price or prices or at such rates of exchange and with such adjustments as may be determined by the Board.
(h)    Deferred Shares, each of which shall be denominated in US Dollars with a nominal value to be determined by the Board. Deferred Shares shall confer no right to participate in the profits of the Company. On a return of capital on a winding-up (excluding any re-organisation of the Company's assets, liabilities or Subsidiaries on an intra-group and solvent basis), but not otherwise, there shall be paid to the holders of Deferred Shares the nominal capital paid up or credited as paid up on such Deferred Shares after:
(i)    first paying to the holders of any Preference Shares the nominal capital paid up or credited as paid up on the Preference Shares and any amount required to be paid to the holders of Preference Shares; and
(ii)    second paying to the holders of Ordinary Shares the nominal capital paid up or credited as paid up on the Ordinary Shares held by them, together with the sum of $10,000,000 on each Ordinary Share.
The holders of Deferred Shares shall not be entitled to any further right of participation in the assets of the Company. The holders of Deferred Shares shall not be entitled in their capacity as holders of such shares to receive notice of any general meeting of the Company or to attend, speak or vote at any such meeting. No share certificates shall be issued in respect of such shares. The Deferred Shares shall not be listed or traded on any stock exchange and shall not be transferable except with the written consent of the Board and except that the Company may at any time (and from time to time) (subject to the provisions of the Companies Act), without obtaining the sanction of the holder or holders of Deferred Shares:
(x)     appoint any person to execute on behalf of any holder of Deferred Shares a transfer of all of the Deferred Shares or any part thereof (and/or an agreement to transfer the same) to the Company or to such person as the Board may determine (whether or not an officer of the Company), and/or purchase the same in accordance with the provisions of the Companies Act, in any case for not more than an aggregate amount of one (1) cent for all the Deferred Shares then being transferred; and
(y)     cancel all or any of the Deferred Shares so acquired by the Company in accordance with the Companies Act.
The Company may from time to time create, allot and issue further shares, with or without voting rights, whether ranking pari passu with or in priority to the Deferred Shares and on such creation, allotment or issue any such further shares (whether or not ranking in any respect in priority to the Deferred Shares) shall be treated as being in accordance with the rights attaching to the Deferred Shares and shall not involve a variation of such rights for any purpose or require the consent of the holders of the Deferred Shares. No reduction in capital by the Company of the capital paid up on the Deferred Shares shall constitute a variation of such rights for any purpose and the Company shall be authorised at any time to reduce its capital (in accordance with the Companies Act) without obtaining the consent of the holders of Deferred Shares. Without prejudice to the foregoing, the Company is authorised to reduce (or purchase shares in) its capital of any class or classes and such reduction (or purchase) shall not involve a variation of rights attaching to the Deferred Shares for any purpose or require the consent of the holders of the Deferred Shares. No amendment to, or replacement of, the articles of association of the Company shall constitute a variation of the rights of the Deferred Shares for any purpose. To the extent that there is any conflict between any provision of this Article 5(h) and any other provision of these Articles, the provisions of this Article 5(h) shall prevail.
6.    Notwithstanding Article 5, subject to the provisions of the Companies Act, and without prejudice to any rights attached to any existing shares or class of shares:
(a)    any share may be issued in one (1) or more classes with such rights or restrictions as the Company may by ordinary resolution determine or, subject to and in the absence of such determination, as the Board may determine; and
(b)    shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder and the Board may determine the terms, conditions and manner of redemption of shares provided that it does so before the shares are allotted.
7.
(a)    Each holder of a fully paid Liberty Global Class B Ordinary Share and each holder of a fully paid LiLAC Class B Ordinary Share shall be entitled to redesignate the whole or part of his holding of Liberty Global Class B Ordinary Shares or LiLAC Class B Ordinary Shares, (not involving a fraction of either a Liberty Global Class B Ordinary Share or a LiLAC Class B Ordinary Share,) for the same number of fully paid Liberty Global Class A Ordinary Shares or LiLAC Class A Ordinary Shares, respectively, by delivering to the Office (or at such other place as the Board may from time to time appoint):
(i)    written notice of the number of Liberty Global Class B Ordinary Shares or LiLAC Class B Ordinary Shares, as applicable, that are to be redesignated, such notice to identify the name and address of such holder, as they appear on the Company’s books;

(ii)    in the case of a certificated share, the certificate or certificates representing the Liberty Global Class B Ordinary Shares or LiLAC Class B Ordinary Shares, as applicable, to be so redesignated; and
(iii)    such additional proof of title to the relevant shares of the person requesting redesignation, or authority of such person to request such redesignation, as the Board may require.
(b)    Any share redesignation notice once delivered shall not be withdrawn without the consent of the Board. The redesignation of the Liberty Global Class B Ordinary Shares or LiLAC Class B Ordinary Shares, as applicable, specified in the relevant redesignation notice shall be deemed to have been made at the close of business on the date of receipt by the Company of the relevant redesignation notice and such additional proof of title or authority as the Board may require in accordance with this Article 7.
(c)    If less than all of the Liberty Global Class B Ordinary Shares or LiLAC Class B Ordinary Shares, as applicable, represented by any certificate delivered in accordance with this Article 7 are to be redesignated, the Company shall issue and deliver to the holder a new certificate in respect of the balance of Liberty Global Class B Ordinary Shares or LiLAC Class B Ordinary Shares, as the case may be, comprised in the surrendered certificate without charge within one (1) month of the date of redesignation. If the Liberty Global Class A Ordinary Shares into which the relevant Liberty Global Class B Ordinary Shares have been redesignated, or the LiLAC Class A Ordinary Shares into which the relevant LiLAC Class B Ordinary Shares have been redesignated, as applicable, are in certificated form, the Company shall issue and deliver to the holder or holders of the Liberty Global Class A Ordinary Shares or LiLAC Class A Ordinary Shares, as the case may be, a new certificate or new certificates, as applicable, in respect of the Liberty Global Class A Ordinary Shares or LiLAC Class A Ordinary Shares without charge within one (1) month of the date of redesignation. The Liberty Global Class A Ordinary Shares into which the relevant Liberty Global Class B Ordinary Shares are redesignated or the LiLAC Class A Ordinary Shares into which the relevant LiLAC Class B Ordinary Shares are redesignated, as applicable, shall rank pari passu in all respects and form one (1) class with the Liberty Global Class A Ordinary Shares or LiLAC Class A Ordinary Shares, as the case may be, then in issue.
8.
(a)    The Board may determine at any time that each outstanding:
(i)    LiLAC Class A Ordinary Share will be redesignated as a Liberty Global Class A Ordinary Share in accordance with this Article 8;
(ii)    LiLAC Class B Ordinary Share will be redesignated as a Liberty Global Class B Ordinary Share in accordance with this Article 8; and
(iii)    LiLAC Class C Ordinary Share will be redesignated as a Liberty Global Class C Ordinary Share in accordance with this Article 8, provided that shares of a class of LiLAC Ordinary Shares will not be redesignated into Liberty Global Ordinary Shares pursuant to this Article 8 without redesignating all outstanding shares of each other class of LiLAC Ordinary Shares in accordance with this Article 8.
(b)    Subject to the Companies Act and such changes and adjustments as the Board determines are necessary, including any adjustment in respect of Inter-Group Interests made in good faith by the Board in accordance with the Management and Allocation Policies, which determination shall be final and binding on all shareholders of the Company, any redesignation pursuant to Article 8(a) shall result in holders of:
(i)    LiLAC Class A Ordinary Shares holding a number of Liberty Global Class A Ordinary Shares per LiLAC Class A Ordinary Share equal to the Market Value Ratio;
(ii)    LiLAC Class B Ordinary Shares holding a number of Liberty Global Class B Ordinary Shares per LiLAC Class B Ordinary Share equal to the Market Value Ratio;
(iii)    LiLAC Class C Ordinary Shares holding a number of Liberty Global C Ordinary Shares per LiLAC Class C Ordinary Share equal to the Market Value Ratio, and the Board may consolidate and/or subdivide shares in the capital of the Company, redesignate LiLAC Class A Ordinary Shares as Liberty Global Class A Ordinary Shares, LiLAC Class B Ordinary Shares as Liberty Global Class B Ordinary Shares and LiLAC Class C Ordinary Shares as Liberty Global Class C Ordinary Shares, redesignate shares in the capital of the Company as Deferred Shares and capitalise the Company's reserves, as necessary, to achieve this result, with any fractions arising as a result of such redesignation being dealt with in accordance with Article 67.
(c)    Any consolidation, subdivision, redesignation and capitalisation pursuant to this Article 8 will occur on a Redesignation Date on or prior to the forty-fifth (45th) day following the Determination Date. If the Board determines not to undertake such consolidation, subdivision, redesignation and capitalisation following the determination of the Market Value Ratio, the Board may at any time thereafter establish a new Determination Date, in which event the Market Value Ratio will be recalculated as of such new Determination Date and any consolidation, subdivision, redesignation and capitalisation pursuant to this Article 8 will occur on a new Redesignation Date established in accordance with this Article 8. If, for any reason, the Board is unable to procure that holders of LiLAC Ordinary Shares hold the Market Value Ratio of Liberty Global Ordinary Shares (other than fractions) per LiLAC Ordinary Share as contemplated by this Article 8, the Board shall not effect the redesignation described in Article 8(a).
(d)    Any deadline for effecting a redesignation prescribed by this Article 8 may be extended if deemed necessary or appropriate, in the discretion of the Board, to enable the Company to comply with applicable law, including United States federal securities laws, the rules of any securities exchange and the rules and regulations of any governmental authority.
9.    The Company may exercise all powers of paying commissions or brokerage conferred or permitted by the Companies Act. Subject to the provisions of the Companies Act, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other and may be in respect of a conditional or an absolute subscription.
10.    Except as required by law, no person shall be recognised by the Company as holding any share upon any trust. Except as otherwise provided by these Articles or by law, the Company shall not be bound by or recognise (even if having notice of it) any equitable, contingent, future, partial or other claim or any interest in any share (or in any fractional part of a share) except the holder's absolute ownership of the entirety of the share and all the rights attaching to it.
11.    Without prejudice to any powers which the Company or the Board may have to issue, allot, dispose of, convert, or otherwise deal with or make arrangements in relation to, shares and other securities in any form:
(a)    the Board may permit the holding of shares in any class of shares in uncertificated form; and

(b)    the Company may issue shares in uncertificated form and may convert shares from certificated form to uncertificated form and vice versa.
12.    Shares in the capital of the Company that fall within a certain class shall not form a separate class of shares from other shares in that class because any share in that class is held in uncertificated form.
13.    Where the Company is entitled under any provision of the Companies Act or these Articles to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of, or otherwise enforce a lien over, a share held in uncertificated form, the Company shall be entitled, subject to the provisions of the Companies Act and these Articles to:
(a)    require the holder of that uncertificated share by notice to change that share into certificated form within the period specified in the notice and to hold that share in certificated form so long as required by the Company; and
(b)    take any action that the Board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share, or otherwise to enforce a lien in respect of that share.
14.    If and to the extent that any provision of these Articles is inconsistent with the holding of or transfer of title to shares in uncertificated form it shall not apply to any share of any class which is in uncertificated form.
AUTHORITY TO ALLOT SHARES AND DISAPPLICATION OF PRE-EMPTION RIGHTS
15.    In addition to any similar authority which has not been fully utilised, the Board shall be generally and unconditionally authorised pursuant to section 551 of the Companies Act to:
(a)    exercise all of the powers of the Company to allot shares in the Company, and to grant rights to subscribe for or to convert any security into shares in the Company up to an aggregate nominal amount of $20,000,000 for a period expiring (unless previously renewed, varied or revoked by the Company in general meeting) on the date which is five (5) years from the date of the resolution approving the adoption of these Articles by the Company or the fifth annual general meeting of the Company following adoption of these Articles by the Company, whichever is the sooner; and
(b)    make an offer or agreement which would or might require shares to be allotted, or rights to subscribe for or convert any security into shares to be granted, after expiry of the authority described in this Article 15 and the Board may allot shares and grant rights in pursuance of that offer or agreement as if this authority had not expired.
16.    The Board shall be generally empowered pursuant to section 570 of the Companies Act and section 573 of the Companies Act to allot equity securities (as defined in the Companies Act) for cash, pursuant to the authority conferred by Article 15 of these Articles as if section 561(1) of the Companies Act did not apply to the allotment.
17.    Subject to the provisions of the Companies Act relating to the authority to allot shares and the disapplication of pre-emption rights or otherwise and of any resolution of the Company in general meeting passed pursuant to those provisions, Articles 8, 205 and 221 and, in the case of redeemable shares, the provisions of Article 18:
(a)    all shares for the time being in the capital of the Company shall be at the disposal of the Board; and

(b)    the Board may reclassify, allot (with or without conferring a right of renunciation), grant options over, or otherwise dispose of them to such persons on such terms and conditions and at such times as it thinks fit.
18.    Subject to the provisions of the Companies Act, and without prejudice to any rights attached to existing shares, any share may be issued which is to be redeemed, or is liable to be redeemed at the option of the Company or the holder. The Board may determine the terms, conditions and manner of redemption of any redeemable share so issued provided that it does so before the share is allotted.
VARIATION OF RIGHTS
19.    Subject to the provisions of the Companies Act, if at any time the capital of the Company is divided into different classes of shares all or any of the rights attached to any existing class may from time to time be varied or abrogated, either while the Company is a going concern or during or in contemplation of a winding up:
(a)    in such manner (if any) as may be provided by those rights;
(b)    with the written consent of the holders of three-quarters in nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares), which consent shall be in hard copy form or in electronic form sent to such address (if any) for the time being specified by or on behalf of the Company for that purpose, or in default of such specification to the Office, and may consist of several documents, each executed or authenticated in such manner as the Board may approve by or on behalf of one (1) or more holders, or a combination of both; or
(c)    with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class but not otherwise.
20.    For the purposes of Article 19, if at any time the capital of the Company is divided into different classes of shares, unless otherwise expressly provided by the rights attached to any share or class of shares, those rights shall be deemed not to be varied or abrogated by:
(a)    the redesignation of any LiLAC Ordinary Shares, or fractions thereof, as Liberty Global Ordinary Shares in accordance with these Articles;
(b)    the redesignation of that, or any other, class of shares in the capital of the Company as Deferred Shares, or fractions thereof, in accordance with these Articles;
(c)    the issue of further shares ranking pari passu with, or subsequent to, that share or class of shares;
(d)    the purchase or redemption by the Company of any of its own shares; and
(e)    the exercise by the Board of any of the powers contemplated by Articles 201 to 205, 214 to 219 and 221.
SHARE CERTIFICATES
21.    On becoming the holder of any share other than a share in uncertificated form, every person (other than a financial institution in respect of whom the Company is not required by law to complete and have ready a certificate) shall be entitled, without payment, to have issued to him within two (2) months after allotment or lodgement of a transfer (unless the terms of issue of the shares provide otherwise) one (1) certificate for all the shares of each class held by him (and, upon transferring a part of his holding of shares of any class, to a certificate for the balance of that holding). A holder may elect to receive one (1) or more additional certificates for any of his shares upon payment for every certificate after the first of such reasonable sum as the Directors may determine from time to time.
22.    Every certificate shall:
(a)    be issued under the seal, or under such other form of authentication as the Board may approve (which may include manual or facsimile signatures by one (1) or more Directors); and
(b)    shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up on the shares.
23.    The Company shall not be bound to issue more than one (1) certificate for shares held jointly by more than one (1) person and delivery of a certificate to one (1) joint holder shall be sufficient delivery to all of them, and seniority shall be determined in the manner described in Article 106. Shares of different classes may not be included in the same certificate.
24.    If a share certificate is damaged, defaced or worn out or said to be lost, stolen or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of any exceptional out-of-pocket expenses incurred by the Company in investigating evidence and preparing the requisite form of indemnity as the Directors may determine but otherwise free of charge, and (in the case of damage, defacement or wearing out) on delivery up of the old certificate to the Company.
LIEN
25.    The Company shall have a first and paramount lien on every share (not being a fully paid share) for all amounts payable to the Company (whether presently or not) in respect of that share. The Board may at any time (generally or in a particular case) waive any lien or declare any share to be wholly or in part exempt from the provisions of Articles 25 to 28 inclusive. The Company's lien on a share shall extend to all amounts (including without limitation dividends) payable in respect of it.
26.    The Company may sell, in such manner as the Board determines, any share on which the Company has a lien if an amount in respect of which the lien exists is presently payable and is not paid within fourteen (14) clear days after notice has been sent to the holder of the share, or to the person entitled to it in consequence of the death or bankruptcy of the holder or otherwise by operation of law, demanding payment and stating that if the notice is not complied with the shares may be sold.
27.    To give effect to the sale the Board may, in the case of a share in certificated form, authorise any person to execute an instrument of transfer of the share sold to, or in accordance with the directions of, the purchaser. In the case of a share in uncertificated form, the Board may, to enable the Company to deal with the share in accordance with the provisions of this Article 27, exercise any of the powers of the Company under Article 13 to effect the sale of the share. The title of the transferee to the share shall not be affected by any irregularity in or invalidity of the proceedings in reference to the sale and the transferee shall not be bound to see to the application of the purchase money.
28.    The net proceeds of the sale, after payment of the costs, shall be applied in or towards payment or satisfaction of so much of the amount for which the lien exists as is presently payable, and any residue shall (upon surrender to the Company for cancellation of the certificate for the share sold, in the case of a share in certificated form, and, whether the share sold is in certificated form or uncertificated form, subject to a like lien for any amount not presently payable as existed upon the share before the sale) be paid to the person entitled to the share at the date of the sale.
CALLS ON SHARES
29.    Subject to the terms of allotment, the Board may from time to time make calls upon the members in respect of any amounts unpaid on their shares (whether in respect of nominal value or premium) and each member shall (subject to receiving at least fourteen (14) clear days' notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A call may be required to be paid by instalments. A call may, before receipt by the Company of an amount due under it, be revoked in whole or in part and payment of a call may be postponed in whole or part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.
30.    A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.
31.    The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.
32.    If a call or an instalment of a call remains unpaid in whole or in part after it has become due and payable the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the shares in question or in the notice of the call or, if no rate is fixed, the rate determined by the Board, not exceeding fifteen (15) per cent. per annum, or, if higher, at the appropriate rate (as defined by the Companies Act), but the Board may in respect of any individual member waive payment of interest wholly or in part.
33.    An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call duly made and notified and payable on the date so fixed or in accordance with the terms of the allotment. If it is not paid these Articles shall apply as if that sum had become due and payable by virtue of a call duly made and notified.
34.    Subject to the terms of allotment, the Directors may on the issue of shares differentiate between the allottees or holders in the amounts and times of payment of calls on their shares.
35.    The Board may, if it thinks fit, receive from any member willing to advance it all or any part of the amount unpaid on any shares held by him (beyond the sums actually called up) as a payment in advance of calls, and such payment shall, to the extent of it, extinguish the liability on the shares in respect of which it is advanced. The Company may pay on all or any of the amount so advanced (until it would, but for such advance, become presently payable) interest on the amount so received, or so much of it as exceeds the sums called up on the shares in respect of which it has been received, at such rate (if any) as the member and the Board agree not exceeding fifteen (15) per cent. per annum or, if higher, the appropriate rate (as defined in the Companies Act).
FORFEITURE AND SURRENDER
36.    If a call or an instalment of a call remains unpaid, in whole or in part, after it has become due and payable, the Board may give to the person from whom it is due not less than fourteen (14) clear days' notice requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

37.    If the notice is not complied with, any share in respect of which it was given may, at any time before the payment required by the notice has been made, be forfeited by a resolution of the Board. The forfeiture shall include all dividends and other amounts payable in respect of the forfeited shares and which have not been paid before the forfeiture. When a share has been forfeited, notice of the forfeiture shall be sent to the person who was the holder of the share before the forfeiture. An entry shall be made promptly in the register opposite the entry of the share showing that notice has been sent, that the share has been forfeited and the date of forfeiture. No forfeiture shall be invalidated by the omission or neglect to send that notice or to make those entries.
38.    Subject to the provisions of the Companies Act, a forfeited share shall be deemed to belong to the Company and may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Board determines either to the person who was before the forfeiture the holder or to any other person. At any time before sale, re-allotment or other disposition, the forfeiture may be cancelled on such terms as the Board determines. Where for the purposes of its disposal a forfeited share is to be transferred to any person, the Board may, in the case of a share in certificated form, authorise someone to execute an instrument of transfer and, in the case of a share in uncertificated form, the Board may exercise any of the powers of the Company under Article 13. The Company may receive the consideration given for the share on its disposal and register the transferee as the holder of the share.
39.    A person shall cease to be a member in respect of any share which has been forfeited or surrendered and shall, if the share is held in certificated form, surrender to the Company for cancellation the certificate for the share forfeited but shall remain liable to the Company for all amounts which at the date of forfeiture were presently payable by him to the Company in respect of that share plus interest at the rate at which interest was payable on those amounts before the forfeiture or, if no interest was so payable, at the rate determined by the Board, not exceeding fifteen (15) per cent. per annum or, if higher, the appropriate rate (as defined in the Companies Act) from the date of forfeiture until payment. The Board may waive payment wholly or in part or enforce payment without any allowance for the value of the share at the time of forfeiture or for any consideration received on its disposal.
40.    The Board may accept the surrender of any share which it is in a position to forfeit upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered share shall be treated as if it had been forfeited.
41.    The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the person whose share is forfeited and the Company, except only such of those rights and liabilities as are by these Articles expressly saved, or are by the Companies Act given or imposed in the case of past members.
42.    A statutory declaration by a Director or the secretary that a share has been duly forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration shall (subject to the execution of an instrument of transfer if necessary, in the case of a share in certificated form) constitute a good title to the share. The person to whom the share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings relating to the forfeiture or disposal of the share.
TRANSFER OF SHARES
43.    Without prejudice to any power of the Company to register as shareholder a person to whom the right to any share has been transmitted by operation of law, the instrument of transfer of a share in certificated form may be in any usual form or in any other form which the Board may approve. An instrument of transfer shall be executed by or on behalf of the transferor and, where the share is not fully paid, by or on behalf of the transferee. An instrument of transfer need not be under seal.
44.    The Board may, in its absolute discretion, refuse to register the transfer of a share in certificated form if it is not fully paid provided that the refusal does not prevent dealings in shares in the Company from taking place on an open and proper basis.
45.    The Board may, in its absolute discretion, also refuse to register the transfer of a share:
(a)    unless the instrument of transfer:
(i)    is lodged, duly stamped, at the Office or such other place as the Board has appointed, accompanied by the certificate for the share to which it relates, or such other evidence as the Directors may reasonably require to show the transferor's right to make the transfer, or evidence of the right of someone other than the transferor to make the transfer on the transferor's behalf;
(ii)    is in respect of only one (1) class of shares; or
(iii)    is in favour of not more than four (4) transferees; or
(b)    if the transfer is with respect to a share on which the Company has a lien and a sum in respect of which the lien exists is presently payable and is not paid within fourteen (14) clear days after notice has been sent to the holder of the share in accordance with Article 26.
46.    If the Board refuses to register a transfer of a share, it shall as soon as practicable and in any event within two (2) months after the date on which the instrument of transfer was lodged with the Company (in the case of a transfer of a share in certificated form) send to the transferee notice of the refusal together with reasons for the refusal. The Board shall send to the transferee such further information about the reasons for the refusal as the transferee may reasonably request.
47.    No fee shall be charged for the registration of any instrument of transfer or other document or instruction relating to or affecting the title to any share.
48.    The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Board refuses to register shall (except in the case of fraud) be returned to the person lodging it when notice of the refusal is sent.
49.    Nothing in these Articles shall preclude the Board from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.
TRANSMISSION OF SHARES
50.    If a member dies, the survivor or survivors where he was a joint holder, or his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest, but nothing in this Article 50 shall release the estate of a deceased member from any liability in respect of any share which had been solely or jointly held by him.
51.    A person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law may, upon such evidence being produced as the Board may properly require, elect either to become the holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the holder he shall give notice to the Company to that effect. If he elects to have another person registered, and the share is a certificated share, he shall execute an instrument of transfer of the share to that person. If he elects to have himself or another person registered and the share is an uncertificated share, he shall take any action the Board may require (including without limitation the execution of any document) to enable himself or that person to be registered as the holder of the share. All the provisions of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer signed by the member and the death or bankruptcy of the member or other event giving rise to the transmission had not occurred.
52.    The Board may at any time send a notice requiring any such person referred to in Article 51 to elect either to be registered himself or to transfer the share. If the notice is not complied with within 60 days, the Board may after the expiry of that period withhold payment of all dividends or other amounts payable in respect of the share until the requirements of the notice have been complied with.
53.    A person becoming entitled to a share by reason of the death or bankruptcy of a member or otherwise by operation of law shall, upon such evidence being produced as the Board may reasonably require as to his entitlement and subject otherwise to Article 51, have the same rights in relation to the share to which he would be entitled if he were the holder of the share, and may give a discharge for all dividends and other moneys payable in respect of the share, except that he shall not, before being registered as the holder of the share, be entitled in respect of it to receive notice of, or to attend or vote at, any general meeting or at any separate meeting of the holders of any class of shares in the capital of the Company.
SHARE WARRANTS
54.    The Company, with respect to fully paid shares, may issue share warrants to bearer under the seal of the Company or in any other manner authorised by the Board.
55.    A share warrant shall state that the bearer is entitled to the shares therein specified, and may provide by coupons or otherwise for the payment of future dividends or other moneys on or in respect of the shares included in such share warrant.
56.    A share warrant shall entitle the bearer thereof to the shares included in it, and the shares may be transferred by the delivery of the share warrant, and the provisions of these Articles with respect to share certificates, liens, calls on shares and forfeiture and surrender, disclosure of interest, transfer of shares and transmission of shares shall not apply in relation to share warrants or the holders thereof.
57.    The Board shall be at liberty to accept a certificate (in such form and from such person as the Board may approve) to the effect that a specified person is shown in the records of the person issuing such certificate as being entitled to the shares comprised in a specified share warrant as sufficient evidence of the facts stated in such certificate, and may treat the deposit of such certificate at the Office (or any other place specified from time to time by the Board) as equivalent to the deposit there of the share warrant, and may (inter alia) allot to the person named in such certificate any shares to which the bearer of the share warrant referred to in such certificate may be entitled and the rights of the allottee to the allotment shall not, after allotment, be questioned by any person.
58.    The Board may determine and from time to time vary the conditions upon which share warrants shall be issued, and in particular (but without limitation) upon which a new share warrant or coupon will be issued in the place of one worn out, defaced, lost, stolen or destroyed (provided that no new share warrant may be issued to replace one that has been lost or destroyed unless the Board are satisfied beyond reasonable doubt that the original share warrant has been lost, stolen or destroyed), upon which (subject as hereinafter provided) the bearer of a share warrant shall be entitled to attend and vote at general meetings, and upon which a share warrant may be surrendered and the name of the holder entered in the register of members in respect of the shares therein specified. Subject to such conditions and to these Articles, the bearer of a share warrant shall be subject to the conditions for the time being in force relating to share warrants, whether made before or after the issue of such share warrant.
59.    Subject to any conditions for the time being in force relating to share warrants and as otherwise expressly provided in these Articles, the bearer of a share warrant may at any time deposit the share warrant at the Office (or at such other place as the Board may from time to time appoint) and, so long as the share warrant remains so deposited, the depositor shall have the same right of signing a requisition for calling a meeting of the Company, of giving notice of intention to submit a resolution to a meeting and of attending and voting, giving a proxy and exercising the other privileges of a member at any meeting held after the expiration of 48 hours from the time of deposit, as if his name were inserted in the register of members as the holder of the shares included in the deposited share warrant. Not more than one (1) person shall be recognised as a depositor of any share warrant. Every share warrant which shall have been so deposited as aforesaid shall remain so deposited until after the closing of the meeting at which the depositor desires to attend or to be represented.
60.    Subject as otherwise expressly provided in these Articles or in any conditions for the time being in force relating to share warrants, no person shall, as bearer of a share warrant, be entitled to sign a requisition for calling a meeting of the Company or give notice of intention to submit a resolution to a meeting or attend or vote or give a proxy or exercise any other privilege of a member at a meeting of the Company, or be entitled to receive any notices or any documents pursuant to these Articles from the Company, but the bearer of a share warrant shall be entitled in all other respects to the same privileges and advantages as if he were named in the register of members as the holder of the shares included in the share warrant, and he shall be deemed to be a member of the Company.
61.    Without prejudice to any powers which the Company or the Board may have to issue, dispose of, convert, or otherwise deal with or make arrangements in relation to, share warrants and other securities in any form:
(a)    the holding of share warrants in uncertificated form and the transfer of title to such share warrants shall be permitted; and
(b)    the Company may issue share warrants in uncertificated form and may convert share warrants from certificated form to uncertificated form and vice versa.
If and to the extent that any provision of these Articles is inconsistent with such holding or transfer as is referred to in sub-paragraph (a) of this Article 61, it shall not apply to any share warrant in uncertificated form.
UNTRACED MEMBERS
62.    The Company shall be entitled to sell any share held by a member, or any share to which a person is entitled by transmission, if:
(a)    during the period of twelve (12) years before the date of the publication of the advertisements referred to in paragraph (b) of this Article 62 (or, if published on different dates, the first date) (the relevant period) at least three (3) dividends in respect of the share have been declared and all dividend warrants, cheques or other method of payment for amounts payable in respect of the share which have been sent and were payable in a manner authorised by these Articles have remained uncashed;
(b)    the Company has, as soon as practicable after the expiration of the relevant period, inserted an advertisement in a leading national daily newspaper published in the United Kingdom and in a newspaper circulating in the area of the registered address or last known address of the member or person concerned, giving notice of its intention to sell such share; and
(c)    during the relevant period and the further period of three (3) months after the publication of the advertisements referred to in paragraph (b) of this Article 62 (or, if published on different dates, the first date) the Company has received no communication from, or on behalf of, such member or person concerned.
63.    The Company shall also be entitled to sell any additional share issued during the relevant period of twelve (12) years in right of any share to which Article 62 applies (or in right of any share so issued), if the criteria in Article 62 are satisfied in relation to the additional share (but as if the words "during the period of twelve (12) years" were omitted from paragraph (a) and the words "after the expiration of the relevant period," were omitted from paragraph (b)).
64.    To give effect to the sale of any share pursuant to Articles 62 to 65 inclusive the Company may:
(a)    in the case of a share in certificated form, appoint any person to execute an instrument of transfer of the share, and the instrument shall be as effective as if it had been executed by the registered holder of, or person entitled by transmission to, the share; and
(b)    in the case of a share in uncertificated form, the Directors may, to enable the Company to deal with the share in accordance with the provisions of Articles 62 to 65 inclusive, do all acts and things it considers necessary and expedient to effect the transfer of the share to, or in accordance with the directions of, the purchaser.
65.    An instrument of transfer executed by that person in accordance with Article 64(a) shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. An exercise by the Company of its powers in accordance with Article 64(b) shall be as effective as if exercised by the registered holder of or person entitled by transmission to the shares. The purchaser shall not be bound to see to the application of the proceeds of sale, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings relating to the sale. The net proceeds of sale shall belong to the Company which shall be indebted to the member or other person entitled to the share for an amount equal to the net proceeds of the sale and the Company shall enter the name of such former member or other person in the books of the Company as a creditor for that amount. No trust or duty to account shall arise in respect of the net proceeds and no interest shall be payable in respect of the proceeds of sale, which may be employed in the business of the Company or invested in such investments as the Board may think fit.
ALTERATION OF CAPITAL
66.    Subject to the Companies Act and the provisions of these Articles, and without prejudice to any relevant special rights attached to any class of shares, the Company may from time to time:
(a)    increase its share capital by allotting new shares;
(b)    consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;
(c)    subdivide its shares, or any of them, into shares of smaller amount than its existing shares;
(d)    cancel any of its shares;

(e)    redenominate its share capital or any class of share capital; and
(f)    determine that, as between the shares resulting from such a subdivision, any of them may have any preference or advantage as compared with the others, and where any difficulty arises in regard to any consolidation or division, the Directors may settle such difficulty as they see fit.
67.    Whenever any fractions arise as a result of a consolidation or subdivision (whether in relation to a redesignation or otherwise) or redesignation of shares, capitalisation of the Company's reserves or distribution, the Board may on behalf of the members deal with the fractions as it thinks fit. In particular, without limitation, the Board may sell or otherwise transfer shares, representing fractions to which any members are, or would otherwise become, entitled, to any person (including, subject to the provisions of the Companies Act, the Company) and distribute the net proceeds of that or any subsequent sale in due proportion among those members or retain such net proceeds for the benefit of the Company. In the case of shares to be sold being held in certificated form, the Board may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. In the case of shares to be sold in uncertificated form, the Board may, to enable the Company to deal with the share in accordance with the provisions of this Article 67, do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.
68.    All shares created by an increase of the Company’s share capital (unless otherwise provided by the terms of allotment of the shares of that class), by consolidation, division or subdivision of its share capital or the conversion of stock into paid-up shares shall be subject to all the provisions of these Articles, including without limitation provisions relating to the payment of calls, lien, forfeiture, transfer and transmission.
69.
(a)    Subject to Article 69(b), the Board may, without any further resolution of the Company, from time to time and on any one or more occasions consolidate or sub-divide, on any ratio the Board may determine in its sole and absolute discretion, any or all shares of the Company.
(b)    The Company shall not consolidate, divide, subdivide or redenominate any one (1) or more Liberty Global Ordinary Shares or LiLAC Ordinary Shares without consolidating, dividing, subdividing or redenominating (as the case may be) all of the Liberty Global Ordinary Shares or LiLAC Ordinary Shares, respectively, on an equal per share basis subject to the treatment of fractions in accordance with Article 67.
GENERAL MEETINGS
70.    The Board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the Companies Act.
71.    All provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the holders of any class of shares in the capital of the Company, except that:
(a)    the necessary quorum at any such meeting (or adjournment thereof) shall be members of that class who together represent at least the majority of the voting rights of all members of that class entitled to vote, present in person or by proxy, at the relevant meeting;

(b)    all votes shall be taken on a poll; and
(c)    each holder of shares of the class shall, on a poll, have one (1) vote in respect of every share of the class held by him.
For the purposes of this Article 71, where a person is present by proxy or proxies, he is treated only as holding the shares in respect of which those proxies are authorised to exercise voting rights with respect to any matter proposed at the meeting.
72.    The Board may call general meetings whenever and at such times and places as it shall determine. On requisition of members pursuant to the provisions of the Companies Act, the Board shall promptly convene a general meeting in accordance with the requirements of the Companies Act.
NOTICE OF GENERAL MEETINGS
73.    Subject to the provisions of the Companies Act, an annual general meeting and all other general meetings shall be called by at least such minimum period of notice as is prescribed or permitted under the Companies Act.
74.    Subject to the provisions of the Companies Act and any relevant special rights or restrictions attached to any shares, notices shall be given to every member as of the record date for such meeting and to the Directors. The auditors of the Company are entitled to receive all notices of, and other communications relating to, any general meeting which any member is entitled to receive.
75.    Subject to the provisions of the Companies Act, the notice shall specify the place (including without limitation any satellite meeting place arranged for the purposes of Article 87, which shall be identified as such in the notice), the date and the time of meeting and the general nature of the business to be transacted, and in the case of an annual general meeting shall specify the meeting as such. In the case of a meeting to pass a special resolution, the notice shall specify the intention to propose the resolution as a special resolution.
76.    Where the Company has given an electronic address in any notice of meeting, any document or information relating to proceedings at the meeting may be sent by electronic means to that address, subject to any conditions or limitations specified in the relevant notice of meeting.
77.    The accidental omission to send notice of a meeting or resolution, or to send any notification where required by the Companies Act or these Articles in relation to the publication of a notice of meeting on a website, or to send a form of proxy where required by the Companies Act or these Articles, to any person entitled to receive it, or the non-receipt for any reason of any such notice, resolution or notification or form of proxy by that person, whether or not the Company is aware of such omission or non-receipt, shall not invalidate the proceedings at that meeting.
LIST OF MEMBERS FOR VOTING AT GENERAL MEETINGS
78.    At least ten (10) days before every general meeting, the secretary shall prepare a complete list of the members entitled to vote at the meeting. Such list shall:
(a)    be arranged in alphabetical order;
(b)    show the address of each member entitled to vote at the meeting; and
(c)    show the number of shares registered in the name of each member.

79.    The list of members prepared in accordance with Article 78 shall be available during ordinary business hours for a period of at least ten (10) days before the general meeting for inspection by any member for any purpose relevant to the meeting. If the notice of the meeting does not specify the place where the members may inspect the list of members, the list of members shall be available for inspection (at the discretion of the Board) at either the Office or on a website. The list of members shall be available for inspection by any member who is present at the meeting, at the place and for the duration, of the meeting.
PROCEEDINGS AT GENERAL MEETINGS
80.    No business shall be transacted at a meeting unless a quorum is present but the absence of a quorum shall not preclude the choice or appointment of a chairman, which shall not be treated as part of the business of the meeting. Except as otherwise provided by these Articles, a quorum is the members who together represent at least the majority of the voting rights of all the members entitled to vote, present in person or by proxy, at the relevant meeting.
81.    If a quorum is not present within half an hour after the time appointed for holding the meeting, or if during a meeting a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved, and in any other case shall stand adjourned to such date, time and place as the chairman of the meeting may, subject to the provisions of the Companies Act, determine. If at the adjourned meeting a quorum is not present within fifteen (15) minutes after the time appointed for holding the meeting, the meeting shall be dissolved.
82.    The chairman (if any) of the Board, or in his absence the deputy chairman of the Board, or in the absence of both of them some other Director nominated prior to the meeting by the Board, shall preside as chairman of the meeting. If none of the chairman, deputy chairman or such other Director (if any) is present within fifteen (15) minutes after the time appointed for holding the meeting or is not willing to act as chairman, the Directors present shall elect one (1) of their number present and willing to act to be chairman of the meeting, and if there is only one (1) Director present, he shall be chairman of the meeting.
83.    If no Director is willing to act as chairman or if no Director is present within fifteen (15) minutes after the time appointed for holding the meeting, the members present in person or by proxy and entitled to vote shall choose a member present in person or a proxy of a member or a person authorised to act as a representative of a corporation in relation to the meeting to be chairman of the meeting.
84.    The Board or the chairman of the meeting may direct that any person wishing to attend any general meeting should submit to such searches or other security arrangements (including without limitation, requiring evidence of identity to be produced before entering the meeting and placing restrictions on the items of personal property which may be taken into the meeting) as they or he consider appropriate under the circumstances. The Directors or the chairman of the meeting may in their or his absolute discretion refuse entry to, or eject from, any general meeting any person who refuses to submit to a search or otherwise comply with such security arrangements.
85.    The Board or the chairman of the meeting may take such action, give such direction or put in place such arrangements as they or he consider appropriate to secure the safety of the people attending the meeting and to promote the orderly conduct of the business of the meeting. Any decision of the chairman of the meeting on matters of procedure or matters arising incidentally from the business of the meeting, and any determination by the chairman of the meeting as to whether a matter is of such a nature, shall be final.
86.    Directors may attend and speak at general meetings and at any separate meeting of the holders of any class of shares, whether or not they are members. The chairman of the meeting may permit other persons who are not members of the Company or otherwise entitled to exercise the rights of members in relation to general meetings to attend and, at the chairman of the meeting's discretion, speak at a general meeting or at any separate class meeting.
87.    In the case of any general meeting, the Board may, notwithstanding the specification in the notice convening the general meeting of the place at which the chairman of the meeting shall preside (the principal place), make arrangements for simultaneous attendance and participation at satellite meeting places, allowing persons not present together at the same place to attend, speak and vote at the meeting. The arrangements for simultaneous attendance and participation at satellite meeting places may include arrangements for controlling or regulating the level of attendance at any particular venue provided that such arrangements shall operate so that all members and proxies wishing to attend the meeting are able to attend at one or other of the venues. The members or proxies at the satellite meeting places shall be counted in the quorum for, and be entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairman of the meeting is satisfied that adequate facilities are available throughout the meeting to ensure that the members or proxies attending at the satellite meeting places are able to:
(a)    participate in the business for which the meeting has been convened;
(b)    see and hear all persons who speak (whether through the use of microphones, loud speakers, audio-visual communication equipment or otherwise) in the principal place and any other such place; and
(c)    be heard and seen by all other persons so present in the same way.
88.    The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal place. If it appears to the chairman of the meeting that the facilities at the principal place or any satellite meeting place, have become inadequate for the purposes set out in Article 87, then the chairman of the meeting may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at the general meeting up to the point of the adjournment shall be valid. The provisions of Article 93 shall apply to that adjournment.
89.    The Board may make arrangements for persons entitled to attend a general meeting or an adjourned general meeting to be able to view and hear the proceedings of the general meeting or adjourned general meeting and to speak at the meeting (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) by attending at a venue anywhere in the world not being a satellite meeting place. Those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the meeting at or from that venue. The inability for any reason of any member present in person or by proxy at such a venue to view or hear all or any of the proceedings of the meeting or to speak at the meeting shall not in any way affect the validity of the proceedings of the meeting.
90.    The Board may from time to time make any arrangements for controlling the level of attendance at any venue for which arrangements have been made pursuant to Article 89 (including without limitation the issue of tickets or the imposition of some other means of selection) it in its absolute discretion considers appropriate, and may from time to time change those arrangements. If a member, pursuant to those arrangements, is not entitled to attend in person or by proxy at a particular venue, he shall be entitled to attend in person or by proxy at any other venue for which arrangements have been made pursuant to Article 88. The entitlement of any member to be present at such venue in person or by proxy shall be subject to any arrangement then in force and stated by the notice of meeting or adjourned meeting to apply to the meeting.
91.    If, after the sending of the notice of a general meeting but before the meeting is held, or after the adjournment of a general meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the Board decides that it is impracticable or unreasonable, for a reason beyond its control, to hold the meeting at the declared place (or any of the declared places, in the case of a meeting to which Article 87 applies) and/or time, it may change the place (or any of the declared places, in the case of a meeting to which Article 87 applies) and/or postpone the time at which the meeting is to be held. If such a decision is made, the Board may then change the place (or any of the declared places, in the case of a meeting to which Article 87 applies) and/or postpone the time again if it decides that it is reasonable to do so. In either case:
(a)    no new notice of the meeting need be sent, but the Board shall, if practicable, advertise the date, time and place of the meeting by public announcement and in two (2) newspapers with national circulation in the United Kingdom and shall make arrangements for notices of the change of place and/or postponement to appear at the original place and/or at the original time; and
(b)    a proxy appointment in relation to the meeting may, if by means of a document in hard copy form, be delivered to the Office or such other place as may be specified by or on behalf of the Company in accordance with Article 124(a) or, if in electronic form, be received at the address (if any) specified by or on behalf of the Company in accordance with Article 124(b).
92.    For the purposes of Articles 87, 88, 89, 90 and 91, the right of a member to participate in the business of any general meeting shall include, without limitation, the right to speak, vote on a poll, be represented by a proxy and have access to all documents which are required by the Companies Act or these Articles to be made available at the meeting.
93.    Without prejudice to any other power of adjournment he may have under these Articles or at common law:
(a)    the chairman of the meeting may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place; and
(b)    the chairman of the meeting may, without the consent of the meeting, adjourn the meeting before or after it has commenced, to another date, time or place which the chairman of the meeting may decide, if the chairman of the meeting considers that:
(i)    there is not enough room for the number of members and proxies who wish to attend the meeting;
(ii)    the behaviour of anyone present prevents, or is likely to prevent, the orderly conduct of the business of the meeting;
(iii)    an adjournment is necessary to protect the safety of any person attending the meeting; or
(iv)    an adjournment is otherwise necessary in order for the business of the meeting to be properly carried out.
94.    An adjournment may, subject to the provisions of the Companies Act, be for such time and to such other place (or, in the case of a meeting held at a principal place and a satellite meeting place, such other places) as the chairman may, in his absolute discretion determine, notwithstanding that by reason of such adjournment some members may be unable to be present at the adjourned meeting. Any such member may nevertheless appoint a proxy for the adjourned meeting either in accordance with Articles 120, 121 and 124 or by means of a document in hard copy form which, if delivered at the meeting which is adjourned to the chairman or the secretary or any Director, shall be valid even though it is given at less notice than would otherwise be required by Article 124(a). Subject to the provisions of the Companies Act, it shall not be necessary to give notice of an adjourned meeting, except that when a meeting is adjourned for thirty (30) days or more, or for an indefinite period, at least seven (7) clear days' notice shall be given specifying the time and place (or places, in the case of a meeting to which Article 87 applies) of the adjourned meeting and the general nature of the business to be transacted. No business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place.
95.    Any resolution put to a vote at a general meeting shall be decided on a poll. This Article 95 may only be removed, amended or varied by resolution of the members passed unanimously at a general meeting of the Company.
96.    Subject to Article 97, a poll shall be taken as the chairman directs and he may, and shall if required by the meeting, appoint scrutineers (who need not be members) and fix a time and a place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.
97.    A poll on the election of a chairman or on a question of adjournment shall be taken immediately. A poll on any other question shall be taken at either the meeting or such time and place as the chairman directs not being more than thirty (30) days after the meeting.
AMENDMENTS TO RESOLUTIONS
98.    A special resolution to be proposed at a general meeting may be amended by ordinary resolution if:
(a)    the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed; and
(b)    the amendment does not go beyond what is necessary to correct a clear error in the resolution.
99.    An ordinary resolution to be proposed at a general meeting may be amended by ordinary resolution if:
(a)    written notice of the terms of the proposed amendment and of the intention to move the amendment have been delivered in hard copy to the Company at the Office or to such other place as may be specified by or on behalf of the Company for that purpose, or received in electronic form at such address (if any) for the time being specified by or on behalf of the Company for that purpose, at least forty-eight (48) hours before the time for holding the meeting or the adjourned meeting at which the ordinary resolution in question is proposed (which, if the Board so specifies, shall be calculated taking no account of any part of a day that is not a working day) and the proposed amendment does not, in the reasonable opinion of the chairman of the meeting, materially alter the substance of the resolution; or
(b)    the chairman of the meeting, in his absolute discretion, decides that the proposed amendment may be considered or voted on.
100.    With the consent of the chairman of the meeting, an amendment may be withdrawn by its proposer before it is voted on. If an amendment proposed to any resolution under consideration is ruled out of order by the chairman of the meeting, the proceedings on the resolution shall not be invalidated by any error in the ruling.
PROPOSED SHAREHOLDER RESOLUTIONS
101.    Where a member or members, in accordance with the provisions of the Companies Act, request the Company to (i) call a general meeting for the purposes of bringing a resolution before the meeting, or (ii) give notice of a resolution to be proposed at a general meeting, such request must, in each case and in addition to the requirements of the Companies Act, contain the following (and, to the extent that the request relates to the nomination of a director, the content requirements of Article 138(b) also apply):

(a)    to the extent that the request relates to the nomination of a director, as to each person whom the member(s) propose(s) to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;
(b)    to the extent that that request relates to any business other than the nomination of a Director that the member(s) propose(s) to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such member(s) and any Member Associated Person, individually or in the aggregate, including any anticipated benefit to the member(s) or the Member Associated Person therefrom; and
(c)    as to the member(s) giving the notice and the Member Associated Person, if any, on whose behalf the nomination or proposal is made:
(i)    the name and address of such member(s), as they appear on the Company’s books, and of such Member Associated Persons, if any;
(ii)    the class and number of shares of the Company which are owned beneficially and of record by such member(s) and such Member Associated Persons, if any;
(iii)    a description of all agreements, arrangements and understandings between such member and such Member Associated Persons, if any, each proposed nominee and any other person or persons (including their names) in connection with the nomination of a Director or the proposal of any other business by such member(s) or such Member Associated Person, if any;
(iv)    any other information relating to such member or such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies pursuant to Section 14 of the Exchange Act; and
(v)    to the extent known by the member(s) giving the notice, the name and address of any other member supporting the nominee for election or re-election as a Director or the proposal of other business on the date of such request.
For the purposes of this Article 101, a Member Associated Person of any member shall mean:
(A)    any person controlling, directly or indirectly, or acting in concert with, such member;
(B)    any beneficial owner of shares in the capital of the Company owned of record or beneficially by such member; and
(C)    any person controlling, controlled by or under common control with such Member Associated Person.
102.    If a request made in accordance with Article 101 does not include the information specified in that Article, or if a request made in accordance with Article 101 is not received in the time and manner required by Article 103, in respect of such shares which the relevant member(s) hold (the member default shares) the relevant member(s) shall not be entitled to vote, either personally or by proxy at a general meeting or at a separate meeting of the holders of that class of shares (or at an adjournment of any such meeting), the member default shares with respect to the matters detailed in the request made in accordance with Article 101.
103.    Without prejudice to the rights of any member under the Companies Act, a member who makes a request to which Article 101 relates, must deliver any such request in writing to the secretary at the Office not earlier than the close of business on the one hundred and twentieth (120th) calendar day nor later than the close of business on the ninetieth (90th) calendar day prior to the date of the first anniversary of the preceding year’s annual general meeting provided, however, that in the event that the date of an annual general meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after the date of the first anniversary of the preceding year’s annual general meeting, notice by the member must be so delivered in writing not earlier than the close of business on the one hundred and twentieth (120th) calendar day prior to such annual general meeting and not later than the close of business on the later of (i) the ninetieth (90th) calendar day prior to such annual general meeting and (ii) the tenth (10th) calendar day after the day on which public announcement of the date of such annual general meeting is first made by the Company. In no event shall any adjournment or postponement of an annual general meeting or the public announcement thereof commence a new time period for the giving of a member’s notice as described in this Article 103.
Notwithstanding anything in the foregoing provisions of this Article 103 to the contrary, in the event that the number of Directors to be elected to the Board is increased and there is no public announcement, naming all of the nominees for Director or specifying the size of the increased Board, made by the Company at least one hundred (100) calendar days prior to the date of the first anniversary of the preceding year’s annual general meeting or, a member’s notice required by this Article 103 shall also be considered as validly delivered in accordance with this Article 103, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the Office not later than 5.00 pm, local time, on the tenth (10th) calendar day after the day on which such public announcement is first made by the Company.
Notwithstanding the provisions of Articles 101 or 102 or the foregoing provisions of this Article 103, a member shall also comply with all applicable requirements of the Companies Act and of the Exchange Act with respect to the matters set forth in Articles 101 or 102 or in this Article 103. Nothing in Article 101 or 102 or in this Article 103 shall be deemed to affect any rights of members to request inclusion of proposals in, nor the right of the Company to omit proposals from, the Company’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act, subject in each case to compliance with the Exchange Act.
VOTES OF MEMBERS
104.    Subject to any relevant special rights or restrictions attached to any shares (including, for the avoidance of doubt, such rights and restrictions set out in Article 5 above), on a vote on a resolution on a poll every member present in person or by proxy shall have one (1) vote for every share of which is the holder or in respect of which his appointment of proxy or corporate representative has been made.
105.    A member, proxy or corporate representative entitled to more than one (1) vote need not, if he votes, use all his votes or cast all the votes he uses the same way.
106.    In the case of joint holders the vote of the senior who tenders a vote shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the register of members.
107.    A member in respect of whom an order has been made by any court or official having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote by any person authorised in that behalf by that court or official and such person may vote by proxy. Evidence to the satisfaction of the Board of the authority of the person claiming the right to vote shall be delivered to the Office, or such other place as is specified in accordance with these Articles for the delivery or receipt of appointments of proxy, not less than forty-eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised (provided that the Company may specify, in any case, that in calculating the period of forty-eight (48) hours, no account shall be taken of any part of a day that is not a working day). Failure to satisfy the requirements of this Article 107 shall cause the right to vote not to be exercisable.
108.    No member shall have the right to vote at any general meeting or at any separate meeting of the holders of any class of shares, either in person or by representative or proxy, in respect of any share held by him unless all amounts presently payable by him in respect of that share have been paid.
109.    If at any time the Board is satisfied that any member, or any other person appearing to be interested in shares held by such member, has been duly served with a notice under section 793 of the Companies Act (a section 793 notice) and is in default for the prescribed period in supplying to the Company the information thereby required, or, in purported compliance with such a notice, has made a statement which is false or inadequate in a material particular, then the Board may, in its absolute discretion at any time by notice (a direction notice) to such member direct that:
(a)    in respect of the shares in relation to which the default occurred (the default shares, which expression includes any shares issued after the date of the section 793 notice in respect of those shares) the member shall not be entitled to attend or vote either personally or by proxy at a general meeting or at a separate meeting of the holders of that class of shares or on a poll; and
(b)    in respect of the default shares:
(i)    no payment shall be made by way of dividend and no share shall be allotted or distributed pursuant to Articles 214, 215, 216 or 218; and
(ii)    no transfer of any default share shall be registered unless:
(A)    the member is not himself in default as regards supplying the information requested and the transfer when presented for registration is accompanied by a certificate by the member in such form as the Board may in its absolute discretion require to the effect that after due and careful enquiry the member is satisfied that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer; or
(B)    the transfer is an approved transfer.
110.    The Company shall send the direction notice to each other person appearing to be interested in the default shares, but the failure or omission by the Company to do so shall not invalidate such notice.
111.    Any direction notice shall cease to have effect not more than seven (7) days after the earlier of receipt by the Company of:
(a)    a notice of an approved transfer, but only in relation to the shares transferred; or
(b)    all the information required by the relevant section 793 notice, in a form satisfactory to the Board.
112.     The Board may at any time send a notice cancelling a direction notice.

113.    The Company may exercise any of its powers under Article 13 in respect of any default share that is held in uncertificated form.
114.    For the purposes of this Article 114 and Articles 109, 110, 111, 112 and 113:
(a)    a person shall be treated as appearing to be interested in any shares if the member holding such shares has sent to the Company a notification under section 793 of the Companies Act which either:
(i)    names such person as being so interested; or
(ii)    fails to establish the identities of all those interested in the shares, and (after taking into account the said notification and any other relevant section 793 notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;
(b)    the prescribed period is fourteen (14) days from the date of service of the section 793 notice; and
(c)    a transfer of shares is an approved transfer if:
(i)    it is a transfer of shares pursuant to an acceptance of a takeover offer (within the meaning of section 794 of the Companies Act);
(ii)    the Board is satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares the subject of the transfer to a party unconnected with the member and with any other person appearing to be interested in the shares; or
(iii)    the transfer results from a sale made through a recognised investment exchange as defined in the Financial Services and Markets Act 2000 or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded.
115.    Nothing contained in Article 109, 110, 111, 112, 113 or 114 limits the power of the Company under section 794 of the Companies Act.
116.    Any objection to the qualification of any person voting at a general meeting or on a poll or to the counting of, or failure to count, any vote, must be made at the meeting or adjourned meeting or at the time the poll is taken (if not taken at the meeting or adjourned meeting) at which the vote objected to is tendered. Every vote not disallowed at such meeting shall be valid and every vote not counted which ought to have been counted shall be disregarded. Any objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive. If a vote is not disallowed by the chairman of the meeting it is valid for all purposes.
117.    The Company shall not be bound to enquire whether any proxy or corporate representative votes in accordance with the instructions given to him by the member he represents and if a proxy or corporate representative does not vote in accordance with the instructions of the member he represents the vote or votes cast shall nevertheless be valid for all purposes.
118.    If any votes are counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the result of the voting unless it is pointed out at the same meeting, or any adjournment of the meeting, and, in the opinion of the chairman, it is of sufficient magnitude to vitiate the result of the voting.

PROXIES AND CORPORATE REPRESENTATIVES
119.    A member is entitled to appoint another person as his proxy to exercise all or any of his rights to attend and to speak and vote at a meeting of the Company in respect of the shares to which the proxy appointment relates. The proxy appointment shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates. A proxy need not be a member.
120.    The appointment of a proxy shall be:
(a)    in the case of a proxy relating to shares in the capital of the Company held in the name of a Depositary, in a form or manner of communication approved by the Board, which may include, without limitation, a voter instruction form to be provided to the Company by certain third parties on behalf of the Depositary. Subject thereto, the appointment of a proxy may be:
(i)    in hard copy form; or
(ii)    in electronic form, to the electronic address provided by the Company for this purpose; or
(b)    in the case of a proxy relating to the shares to which Article 120(a) does not apply:
(i)    in any usual form or in any other form or manner of communication which the Board may approve. Subject thereto, the appointment of a proxy may be:
(A)    in hard copy form; or
(B)    in electronic form, to the electronic address provided by the Company for this purpose;
121.    The appointment of a proxy, whether made in hard copy form or in electronic form, shall be executed by or on behalf of the appointor in such manner as the Directors may approve, which in the case of a corporation may be either under its common seal or under the hand of a duly authorised officer or other person duly authorised for that purpose or in any other manner authorised by its constitution.
122.    The Board may, if it thinks fit, but subject to the provisions of the Companies Act, at the Company’s expense (with or without provision for their return prepaid) send hard copy forms of proxy for use at the meeting, or at any separate meeting of the holders of any class of shares, and issue invitations in electronic form to appoint a proxy in relation to the meeting in such form as may be approved by the Board. If, for the purpose of any meeting appointments of proxy or invitations to appoint as proxy a person or one (1) of a number of persons specified in the invitations are issued at the Company's expense, they shall be issued to all (and not to some only) of the members entitled to be sent a notice of the meeting and to vote at it. The accidental omission or the failure due to circumstances beyond the Company's control, to send or make available such an appointment of proxy or give such an invitation to, or the non-receipt thereof by, any member entitled to attend and vote, at a meeting shall not invalidate the proceedings at that meeting.
123.    The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. A member may appoint more than one (1) proxy to attend on the same occasion, provided that each such proxy is appointed to exercise the rights attached to a different share or shares held by that member. References in these Articles to an appointment of proxy include references to an appointment of multiple proxies.

124.    Without prejudice to Article 91(b) or the second sentence of Article 94, the appointment of a proxy shall:
(a)    if in hard copy form, be delivered by hand or by post to the Office or such other place as may be specified by or on behalf of the Company for that purpose:
(i)    in the notice convening the meeting; or
(ii)    in any form of proxy sent by or on behalf of the Company in relation to the meeting, by the time specified by the Board (as the Board may determine, in compliance with the provisions of the Companies Act) in any such notice or form of proxy; and
(b)    if in electronic form, be received at the electronic address to which the appointment of a proxy may be sent by electronic means pursuant to a provision of the Companies Act or to any other address specified by or on behalf of the Company for the purpose of receiving the appointment of a proxy in electronic form:
(i)    in the notice convening the meeting;
(ii)    in any form of proxy sent by or on behalf of the Company in relation to the meeting;
(iii)    in any invitation to appoint a proxy issued by the Company in relation to the meeting; or
(iv)    on a website that is maintained by or on behalf of the Company and identifies the Company, by the time specified by the Board (as the Board may determine, in compliance with the provisions of the Companies Act) in any such method of notification.
The Board may specify, when determining the dates by which proxies are to be lodged, that no account need be taken of any part of a day that is not a working day.
125.    Subject to the provisions of the Companies Act, where the appointment of a proxy is expressed to have been or purports to have been sent or supplied by a person on behalf of a holder:
(a)    the Company may treat the appointment as sufficient evidence of that person's authority to execute the appointment of proxy on behalf of that member; and
(b)    the holder shall, if requested by or on behalf of the Company at any time, send or procure the sending of reasonable evidence of the authority under which the appointment of proxy has been made, sent or supplied (which may include, without limitation, a copy of such authority certified notarially or in some other way approved by the Board), to such address and by such time as may be specified in in the request and, if the request is not complied with in any respect, the appointment of proxy may be treated as invalid.
126.    Subject to Article 125, a proxy appointment which is not delivered or received in accordance with Article 124 shall be invalid. Where two (2) or more valid appointments of proxy are delivered or received in respect of the same share in relation to the same meeting, the one which was last delivered or received shall, unless otherwise specified in the notice convening the meeting, be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which is last delivered or received, or if the Company determines that it has insufficient evidence to decide whether or not a proxy appointment is in respect of the same share, it shall be entitled to determine which proxy appointment (if any) is to be treated as valid. Subject to the Companies Act, the Company may determine at its discretion when a proxy appointment shall be treated as delivered or received for the purposes of these Articles.
127.    The Company shall not be required to check that a proxy or corporate representative votes in accordance with any instructions given by the member by whom he is appointed. Any failure to vote as instructed shall not invalidate the proceedings on the resolution.
128.    Any corporation which is a member of the Company (the grantor) may, by resolution of its directors or other governing body, authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or at any separate meeting of the holders of any class of shares. A Director, the secretary or other person authorised for the purpose by the secretary may require all or any of such persons to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers. Such person is entitled to exercise (on behalf of the grantor) the same powers as the grantor could exercise if it were an individual member of the Company. Where a grantor authorises more than one (1) person and more than one (1) authorised person purports to exercise a power in respect of the same shares:
(a)    if they purport to exercise the power in the same way as each other, the power is treated as exercised in that way; and
(b)    if they do not purport to exercise the power in the same way as each other, the power is treated as not exercised.
129.    The termination of the authority of a person to act as a proxy or duly authorised representative of a corporation does not affect:
(a)    whether he counts in deciding whether there is a quorum at a meeting;
(b)    the validity of anything he does as chairman of a meeting;
(c)    the validity of a poll demanded by him at a meeting; or
(d)    the validity of a vote given by that person,
unless notice of the termination was either delivered or received as mentioned in the following sentence at least twenty-four (24) hours before the start of the relevant meeting or adjourned meeting or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll. Such notice of termination shall be either by means of a document in hard copy form delivered to the Office or to such other place as may be specified by or on behalf of the Company in accordance with Article 124(a) or in electronic form received at the address specified by or on behalf of the Company in accordance with Article 124(b), regardless of whether any relevant proxy appointment was effected in hard copy form or in electronic form.
130.    A proxy given in the form of a power of attorney or similar authorisation granting power to a person to vote on behalf of a member at forthcoming meetings in general shall not be treated as valid for a period of more than three (3) years, unless a contrary intention is stated in it.
NUMBER AND CLASSIFICATION OF DIRECTORS
131.    The number of directors shall not be less than two (2) and, except as otherwise determined by a majority of the Directors, not more than fifteen (15).

132.    Except as otherwise determined by a majority of the Directors, the Directors shall be divided into three (3) classes, designated as Class A, Class B and Class C respectively, and each class shall consist, as nearly as possible, of a number of directors equal to one-third of the total number of Directors. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board.
APPOINTMENT AND RE-ELECTION OF DIRECTORS
133.    At the annual general meeting held by the Company in 2015, the term of office of the Class B Directors shall expire and those persons and/or their successors (nominated pursuant to Article 138) shall be re-appointed or appointed as the Class B Directors at such annual general meeting to hold office for a term ending upon the conclusion of the annual general meeting to be held in 2018 and upon the conclusion of each third annual general meeting thereafter.
134.    At the annual general meeting held by the Company in 2016, the term of office of the Class C Directors shall expire and those persons and/or their successors (nominated pursuant to Article 138) shall be appointed or re-appointed as the Class C Directors at such annual general meeting to hold office for a term ending upon the conclusion of the annual general meeting to be held in 2019 and upon the conclusion of each third annual general meeting thereafter.
135.    At the annual general meeting held by the Company in 2017, the term of office of the Class A Directors shall expire and those persons and/or their successors (nominated pursuant to Article 138) shall be appointed or re-appointed as the Class A Directors at such annual general meeting to hold office for a term ending upon the conclusion of the annual general meeting to be held in 2020 and upon the conclusion of each third annual general meeting thereafter.
136.    At each succeeding annual general meeting, Directors shall be appointed to succeed, and/or re-appointed to continue as, the Directors of the class whose terms expire at such annual general meeting for a term ending upon the conclusion of the third annual general meeting following their appointment.
137.    Notwithstanding the expiration of a Director's term of office as contemplated by Articles 133 to 136 above, each Director shall serve until his successor is duly appointed and qualified or until his death, resignation or removal. No decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director.
138.    No person, other than the Directors of the class whose terms expire at the annual general meeting, shall be appointed a Director at any annual general meeting unless:
(a)    he is nominated by the Board; or
(b)    notice in respect of that person is given by a member qualified to vote at the meeting has been received by the Company in accordance with Article 101 and Article 103 or section 338 of the Companies Act of the intention to nominate that person for appointment stating the particulars which would, if he were so appointed, be required to be included in the Company's register of directors, together with notice by that person of his willingness to be appointed.
139.    Except as otherwise authorised by the Companies Act, a motion for the appointment of two (2) or more persons as Directors by a single resolution shall not be made unless a resolution that it should be so made has first been agreed to by the meeting without any vote being given against it.
140.    In the event that at a general meeting it is proposed to vote upon a number of the resolutions for the appointment of a person as a Director (each a Director Resolution) that exceeds the total number of Directors that are to be appointed to the Board at that meeting (the Board Number), the persons that shall be appointed Directors shall first be the person who receives the greatest number of "for" votes (whether or not a majority of those votes cast in respect of that Director Resolution), and then shall second be the person who receives the second greatest number of "for" votes (whether or not a majority of those votes cast in respect of that Director Resolution), and so on, until the number of Directors so appointed equals the Board Number.
141.    Article 140 shall not apply to any resolution proposed to be voted on at a general meeting in respect of the proposed removal of an existing Director and appointment of a person instead of the person so removed, which pursuant to the Companies Act shall be proposed as an ordinary resolution.
142.    Subject to the provisions of these Articles, the Company may by ordinary resolution appoint a person who is willing to act as a Director, and is permitted by law to do so, to be a Director, either to fill a vacancy or as an additional Director. Any Director elected in accordance with this Article 142 shall hold office for the remainder of the full term of the class of Directors in which the vacancy occurred or to which the new Director is appointed, until his successor is appointed or until his earlier resignation or removal in accordance with Article 164.
143.    The Board may appoint a person who is willing to act as a Director and is permitted by law to do so, either to fill a vacancy or as an additional Director. Any Director elected in accordance with this Article 143 shall hold office for the remainder of the full term of the class of Directors in which the vacancy occurred or to which the new Director is appointed, until his successor is appointed or until his earlier resignation or removal in accordance with Article 164.
144.    A Director shall not be required to hold any shares in the capital of the Company by way of qualification.
DIRECTORS' FEES AND EXPENSES
145.    Unless otherwise determined by the Company by ordinary resolution, there shall be paid to the Directors (other than alternate Directors and Directors employed by the company in an executive capacity) such fees for their services in the office of Director as the Directors may from time to time determine. The fees shall be deemed to accrue from day to day and shall be distinct from and additional to any remuneration or other benefits which may be paid or provided to any Director pursuant to any other provision of these Articles.
146.    The Directors may also be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of the Directors, or of committees of the Board, or general meetings or separate meetings of the holders of any class of shares or debentures of the Company or otherwise in connection with the discharge of their duties as Directors.
147.    Any Director who holds any executive office or who serves on any committee of the Board or who performs services which the Board considers go beyond the ordinary duties of a Director may be paid such special remuneration (whether by way of bonus, commission, participation in profits or otherwise) as the Board may determine.
DIRECTORS' GRATUITIES AND BENEFITS
148.    The Board may (by the establishment of, or maintenance of, schemes or otherwise) provide benefits, whether by the payment of allowances, gratuities or pensions, or by insurance or death, sickness or disability benefits or otherwise, for any past or present Director or employee of the Company or any of its subsidiary undertakings or any undertaking associated with, or any business acquired by, any of them, and for any member of his family (including a spouse or civil partner and a former spouse or former civil partner) or any person who is or was dependent on him and may (before as well as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

ALTERNATE DIRECTORS
149.    Any Director (other than an alternate Director) may appoint any other Director, or any other person approved by resolution of the Board and willing to act and permitted by law to do so, to be an alternate Director and may remove an alternate Director appointed by him from his appointment as alternate Director. Subject to the foregoing, a Director may appoint more than one (1) alternate and a person may act as alternate for more than one (1) Director.
150.    An alternate Director shall be entitled to receive notices of meetings of the Directors and of committees of the Directors of which his appointor is a member, to attend and vote at any such meeting at which the Director appointing him is not present but at which meeting such Director would be entitled to vote, and generally to perform all of the functions of his appointor as a Director in his absence, but shall not (unless the Company by ordinary resolution otherwise determines) be entitled to any fees for his services as an alternate Director.
151.    An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director. If a Director retires but is reappointed or deemed to have been reappointed at the meeting at which he retires, any appointment of an alternate Director made by him which was in force immediately prior to his retirement shall continue after his reappointment.
152.    An alternate Director shall cease to be an alternate Director on the occurrence (in relation to the alternate Director) of any event which, if it occurred in relation to his appointor, would result in the termination of the appointor's appointment as Director.
153.    An appointment or removal of an alternate Director shall be by notice in writing to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Board.
154.    Save as otherwise provided in these Articles, an alternate Director:
(a)    shall be deemed for all purposes to be a Director;
(b)    shall alone be responsible for his own acts and omissions;
(c)    shall, in addition to any restrictions which may apply to him personally, be subject to the same restrictions as his appointor; and
(d)    shall not be deemed to be the agent of the Director appointing him.
POWERS OF THE BOARD
155.    Subject to the provisions of the Companies Act, these Articles and to any directions given by special resolution to take, or refrain from taking, specified action, the business of the Company shall be managed by the Board who may exercise all the powers of the Company, including without limitation the power to dispose of all or any part of the undertaking of the Company. No alteration of these Articles and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by Articles 155 to 157 inclusive shall not be limited by any special power given to the Board by these Articles, and a meeting of the Board at which a quorum is present may exercise all powers exercisable by the Board.
156.    The Board may exercise the voting power conferred by the shares in any body corporate held or owned by the Company in such manner in all respects as it thinks fit (including without limitation the exercise of that power in favour of any resolution appointing its members or any of them as directors of such body corporate, or voting or providing for the payment of remuneration or the provision of indemnification to the directors of such body corporate).
157.    The Board may decide to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries (other than a Director or former Director or shadow Director) in connection with the cessation or transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.
DELEGATION OF DIRECTORS' POWERS
158.    Subject to the provisions of these Articles, the Directors may delegate any of the powers which are conferred on them under these Articles:
(a)    to a committee consisting of one (1) or more Directors and (if thought fit) one (1) or more other persons, to such an extent and on such terms and conditions as the Board thinks fit; or
(b)    to such person by such means (including by power of attorney), to such an extent, and on such terms and conditions, as they think fit including delegation to any Director holding any executive office such of its powers as the Board considers desirable to be exercised by him.
Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate to one (1) or more Directors (whether or not acting as a committee) or to any employee or agent of the Company all or any of the powers delegated and may be made subject to such conditions as the Board may specify, and may be revoked or altered.
159.    Subject to Article 160, the proceedings of any committee appointed under paragraph (a) of Article 158 with two (2) or more members shall be governed by such of these Articles as regulate the proceedings of Directors so far as they are capable of applying, and the quorum at a meeting of any such committee shall be two (2).
160.    The Directors may make rules regulating the proceedings of such committees, which shall prevail over any rules derived from these Articles pursuant to Article 159 if, and to the extent that, they are not consistent with them.
161.    The Directors may, by power of attorney or otherwise, appoint any person, whether nominated directly or indirectly by the Directors, to be the agent of the Company for such purposes, with such powers, authorities and discretions (not exceeding those vested in the Board) and subject to such conditions as they think fit. The Directors may revoke or vary any such appointment or delegation and may also authorise the agent to sub-delegate all or any of the powers, authorities and discretions vested in him.
162.    The power to delegate under Article 158 includes the power to delegate the determination of any fee, remuneration or other benefit which may be paid or provided to any Director.
163.    The Board may appoint any person to any office or employment having a designation or title including the word "director" or attach to any existing office or employment with the Company such a designation or title and may terminate any such appointment or the use of any such designation or title. The inclusion of the word "director" in the designation or title of any such office or employment shall not imply that the holder is a Director, and the holder shall not thereby be empowered in any respect to act as, or be deemed to be, a Director for any of the purposes of these Articles.
DISQUALIFICATION AND REMOVAL OF DIRECTORS
164.    A person ceases to be a Director if:

(a)    he ceases to be a Director by virtue of any provision of the Companies Act (including, without limitation, section 168 of the Companies Act) or he becomes prohibited by law from being a Director;
(b)    he becomes bankrupt or makes any arrangement or composition with his creditors generally;
(c)    a registered medical practitioner who is treating that person gives a written opinion to the Company stating that that person has become physically or mentally incapable of acting as a Director and may remain so for more than three (3) months;
(d)    by reason of his mental health a court makes an order which wholly or partly prevents him from personally exercising any powers or rights he would otherwise have;
(e)    he resigns his office by notice in writing to the Company;
(f)    in the case of a Director who holds any executive office, his appointment as such is terminated or expires and the Board resolves that he should cease to be a Director;
(g)    he is absent for more than six (6) consecutive months without permission of the Board from meetings of the Board held during that period and the Board resolves that he should cease to be a Director;
(h)    he is requested in writing or using electronic communications by a majority of the other Directors to resign; or
(i)    he dies.
EXECUTIVE DIRECTORS
165.    Subject to the provisions of the Companies Act, the Directors may appoint one (1) or more of their number to the office of chief executive or to any other executive office of the Company (including, without limitation, to hold the office of president and/or treasurer but excluding that of auditor) and any such appointment may be made for such terms, at such remuneration and on such other conditions as the Directors think fit. The Company may enter into an agreement or arrangement with any such Director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a Director. The Board may revoke or vary any such appointment but without prejudice to any rights or claims which the person whose appointment is revoked or varied may have against the Company because of the revocation or variation.
166.    Any appointment of a Director to an executive office shall terminate if he ceases to be a Director but without prejudice to any rights or claims which he may have against the Company by reason of that cessation. A Director appointed to an executive office shall not cease to be a Director merely because his appointment to such executive office terminates.
167.    The emoluments of any Directors holding executive office for his services shall be determined by the Board, and may be of any description, including without limitation admission to, or continuance of, membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or his dependants on or after retirement or death, apart from membership of any such scheme or fund.

DIRECTORS' INTERESTS
168.    For the purposes of these Articles (i) a conflict of interest includes (x) a conflict of interest and duty and (y) a conflict of duties and (ii) interest includes both direct and indirect interests.
169.    For the purposes of section 175 of the Companies Act, the Board may (subject to such terms and conditions, if any, as the Board may think fit to impose from time to time, and always subject to the Board’s right to vary or terminate such authorisation) authorise, to the fullest extent permitted by law:
(a)    any matter proposed to it in accordance with these Articles which would, if not so authorised, involve a breach of duty by a Director under that section, including, without limitation, any matter which relates to a situation in which a Director has, or can have, an interest which conflicts, or possibly may conflict, with the interests of the Company or which may reasonably be regarded as likely to give rise to a conflict of interest; and
(b)    a Director to accept or continue in any office, employment or position in addition to his office as a Director and, without prejudice to the generality of Article 169(a), may authorise the manner in which a conflict of interest arising out of such office, employment or position may be dealt with, either before or at the time that such a conflict of interest arises,
(c)    provided that any such authorisation will be effective only if:
(i)    any requirement as to quorum at the meeting at which the matter is considered is met without counting the Director in question or any other interested Director; and
(ii)    the matter was agreed to without such Director voting or would have been agreed to if such Director's votes had not been counted.
The Board may (whether at the time of the giving of the authorisation or subsequently) make any such authorisation subject to any limits or conditions it expressly imposes but such authorisation is otherwise given to the fullest extent permitted. The Board may vary or terminate any such authorisation at any time.
170.    Subject to the provisions of the Companies Act, and provided that he has disclosed to the Board the nature and extent of any material interest of his (unless the circumstances referred to in section 177(5) or section 177(6) of the Companies Act apply, in which case no disclosure is required), a Director notwithstanding his office:
(a)    may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise (directly or indirectly) interested;
(b)    may (or any firm of which he is a member may) act in a professional capacity for the Company (otherwise than as auditor) or any other body in which the Company is otherwise interested and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; and
(c)    may be a Director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any undertaking:
(i)    in which the Company is (directly or indirectly) interested as shareholder, member, partner or otherwise; or
(ii)    with which he has such a relationship at the request or direction of the Company.

171.    A Director shall not, by reason of his office, be accountable to the Company for any remuneration or other benefit which he derives from any office or employment or from any transaction or arrangement or from any interest in any undertaking:
(a)    the acceptance, entry into or existence of which has been authorised by the Board pursuant to Article 169 (subject, in any case, to any limits or conditions to which such authorisation was subject); or
(b)    which he is permitted to hold or enter into by virtue of paragraphs (a), (b) or (c) of Article 170, nor shall the receipt of any such remuneration or other benefit constitute a breach of his duty under section 176 of the Companies Act;
172.    Any disclosure required by Article 170 may be made at a meeting of the Board, by notice in writing or by general notice or otherwise in accordance with section 177 of the Companies Act.
173.    A Director shall be under no duty to the Company with respect to any information which he obtains or has obtained otherwise than as a Director and in respect of which he owes a duty of confidentiality to another person. However, to the extent that his relationship with that other person gives rise to a conflict of interest or possible conflict of interest, this Article 173 applies only if the existence of that relationship has been authorised by the Board pursuant to Article 169. In particular, the Director shall not be in breach of the general duties he owes to the Company by virtue of sections 171 to 177 of the Companies Act because he fails:
(a)    to disclose any such information to the Board or to any Director or other officer or employees of the Company; and/or
(b)    to use or apply any such information in performing his duties as a Director.
174.    Where the existence of a Director’s relationship with another person or undertaking has been authorised by the Board pursuant to Article 169 and his relationship with that person or undertaking gives rise to a conflict of interest or possible conflict of interest, the Director shall not be in breach of the general duties he owes to the Company by virtue of sections 171 to 177 of the Companies Act because he:
(a)    absents himself from meetings of the Board at which any matter relating to the conflict of interest or possible conflict of interest will or may be discussed or from the discussion of any such matter at a meeting or otherwise; and/or
(b)    makes arrangements not to receive documents and information relating to any matter which gives rise to the conflict of interest or possible conflict of interest sent or supplied by the Company and/or for such documents and information to be received and read by a professional adviser, for so long as he reasonably believes such conflict of interest or possible conflict of interest subsists.
175.    The provisions of Articles 173 and 174 are without prejudice to any equitable principle or rule of law which may excuse the Director from:
(a)    disclosing information, in circumstances where disclosure would otherwise be required under these Articles; or
(b)    attending meetings or discussions or receiving documents and information as referred to in Article 174, in circumstances where such attendance or receiving such documents and information would otherwise be required under these Articles.

176.    For the purposes of Article 170:
(a)    a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified;
(b)    an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his; and
(c)    a Director shall be deemed to have disclosed the nature and extent of an interest which consists of him being a Director, officer or employee of any undertaking in which the Company is interested.
PROCEEDINGS OF DIRECTORS
177.    Subject to the provisions of these Articles, the Board may regulate their proceedings as they think fit.
178.    A Director may, and the secretary at the request of a Director shall, call a meeting of the Board by giving notice to each Director. A notice of a meeting of the Board shall be deemed to be properly given to a Director if given to him personally or by word of mouth, or sent in hard copy to him at his last known address or any other address (if any) as may for the time being be specified by him or on his behalf to the Company for this purpose or sent in electronic form to such address (if any) for the time being specified by him or on his behalf to the Company for this purpose. Any Director may waive the requirement for notice of a meeting and any such waiver may be retrospective. Any notice pursuant to this Article 178 need not be in writing if the Board so determines and any such determination may be retrospective.
179.    Questions arising at a meeting shall be decided by a majority of votes of the Directors present at such meeting who are entitled to vote on such question. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote, and an alternate Director who is appointed by two (2) or more Directors shall be entitled to a separate vote on behalf of each of his appointors in the appointors' absence.
180.    No business shall be transacted at any meeting of the Board unless a quorum is present. The quorum at a meeting of the Board shall be a majority of the Directors then in office. Any Director who ceases to be a Director at a Board meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of the Board meeting if no Director objects. A Director shall not be counted in the quorum present in relation to a matter or resolution on which he is not entitled to vote (or when his vote cannot be counted) but shall be counted in the quorum present in relation to all other matters or resolutions considered or voted on at the meeting. An alternate Director, who is not himself a Director shall, if his appointor is not present but is entitled to be counted in the quorum, be counted in the quorum.
181.    The Directors may at any time elect from their number, and remove, a chairman of the Board and a deputy chairman. Unless he is unwilling to do so, the Director appointed as chairman, or in his stead the Director appointed as deputy chairman, shall preside at all meetings of the Board at which he is present. If there is no Director holding either office, or if neither the chairman nor the deputy chairman is present within five (5) minutes after the time appointed for the meeting, or if the chairman or deputy chairman is not willing to preside, the Directors present may choose one (1) of their number to be chairman of the meeting.
182.    All acts done by a meeting of the Board, or of a committee of the Board, or by a person acting as a Director, shall, notwithstanding that it may afterwards be discovered that there was a defect in the appointment of any Director, any member of the committee or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, or that the meeting was not quorate (provided that the Directors present at the inquorate meeting believed, in good faith, that the meeting was quorate and made all such enquiries as were reasonable in the circumstances to establish that the meeting was quorate), be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote and that the meeting was quorate.
183.    A resolution in writing agreed to by all the Directors entitled to receive notice of a meeting of the Board or of a committee of the Board and who would be entitled to vote (and whose vote would have been counted) on the resolution at a meeting of the Board or of a committee of the Board shall (if that number is sufficient to constitute a quorum) be as valid and effectual as if it had been passed at a meeting of the Board or (as the case may be) of that committee, duly convened and held. A resolution in writing is adopted when the Company receives from all such Directors a document indicating their agreement to the proposed resolution either by being signed or otherwise authenticated in the manner permitted by the Companies Act for a document in the relevant form, sent in either hard copy or electronic form (including facsimile transmission) to such address (if any) for the time being specified by the Company for that purpose. A resolution agreed to by an alternate Director need not also be agreed to by his appointor and, if it is agreed to by a Director who has appointed an alternate Director, it need not also be agreed to by the alternate Director in that capacity.
184.    Without prejudice to Article 177, a meeting of the Board or of a committee of the Board may consist of a conference between Directors who are not all in one place, but each of whom is able (whether directly or by conference telephone or by any other form of communication equipment) to hear each of the other participating Directors, and to speak to and be heard by each of the others simultaneously. A Director taking part in such a conference shall be deemed to be present in person at the meeting and shall be entitled to vote and be counted in the quorum accordingly and the word "meeting" in these Articles shall be construed accordingly. Such meeting shall be deemed to take place where it is convened to be held or (if no Director is present in that place) where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting is located.
185.    Except as otherwise provided by these Articles, a Director shall not vote at a meeting of the Board or a committee of the Board on any resolution concerning a matter in which he has, directly or indirectly, an interest (other than an interest in shares, debentures or other securities of, or otherwise in or through, the Company) which can reasonably be regarded as likely to give rise to a conflict with the interests of the Company, unless his interest arises only because the resolution falls within one (1) or more of the following matters:
(a)    the giving of a guarantee, security or indemnity in respect of money lent to, or an obligation incurred by him at the request of, or for the benefit of, the Company or any of its subsidiary undertakings;
(b)    the giving of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which the director has assumed responsibility (in whole or in part and whether alone or jointly with others) under a guarantee or indemnity or by the giving of security;
(c)    the giving to him of any other indemnity which is on substantially the same terms as indemnities given or to be given to all of the other directors and/or to the funding by the Company of his expenditure on defending proceedings or the doing by the Company of anything to enable him to avoid incurring such expenditure where all other directors have been given or are to be given substantially the same arrangements;
(d)    a contract, arrangement, transaction or proposal concerning an offer of shares, debentures or other securities of the Company or any of its subsidiary undertakings for subscription, purchase or exchange, in which offer he is or may be entitled to participate as holder of securities or in the underwriting or sub-underwriting of which he is to participate;

(e)    a contract, arrangement, transaction or proposal concerning any other undertaking in which he or any person connected with him is interested, directly or indirectly, and whether as an officer, shareholder, member, partner, creditor or otherwise if he and any persons connected with him do not to his knowledge hold an interest (as that term is used in sections 820 to 825 of the Companies Act) representing one (1) per cent. or more of either any class of the equity share capital of such undertaking (or any other undertaking through which his interest is derived) or of the voting rights available to shareholders, members, partners or equivalent of the relevant undertaking (or any interest being deemed for the purpose of this Article 185 to be likely to give rise to a conflict with the interests of the Company in all circumstances);
(f)    a contract, arrangement, transaction or proposal for the benefit of employees and directors and/or former employees and directors of the Company or any of its subsidiary undertakings and/or members of their families (including a spouse or civil partner or a former spouse or former civil partner) or any person who is or was dependent on such persons, including but without being limited to a retirement benefits scheme and an employees’ share scheme, which does not accord to any director any privilege or advantage not generally accorded to the employees and/or former employees to whom such arrangement relates; and
(g)    a contract, arrangement, transaction or proposal concerning any insurance against any liability which the Company is empowered to purchase or maintain for, or for the benefit of, any Directors or for persons who include Directors.
186.    The Company may by ordinary resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of these Articles prohibiting a Director from voting at a meeting of the Directors or of a committee of the Directors or ratify any transaction not duly authorised by reason of contravention of any such provision. The Board may suspend or relax to any extent, in respect of any particular matter, any provision of these Articles prohibiting a Director from voting at a meeting of the Directors or of a committee of the Directors.
187.    Where proposals are under consideration concerning the appointment (including without limitation fixing or varying the terms of appointment) of two (2) or more Directors to offices or employments with the Company or any undertaking in which the Company is interested, the proposals may be divided and considered in relation to each Director separately. In such cases each of the Directors concerned shall be entitled to vote in respect of each resolution except that concerning his own appointment.
188.    If a question arises at a meeting of the Directors, or a meeting of a committee of the Directors, as to the right of a Director to vote, the question may, before the conclusion of the meeting, be decided by a resolution of a majority of Directors present at the meeting (other than the Director concerned and any other Director having a like interest as such Director) and such resolution shall be final and conclusive.
MINUTES
189.    The Directors shall cause minutes to be made in books kept for the purpose:
(a)    of all appointments of officers made by the Directors; and
(b)    of all proceedings at meetings of the Company, of the holders of any class of shares in the capital of the Company, and of the Board, and of committees of the Board, including the names of the Directors present at each such meeting.

190.    Any such minutes, if purporting to be signed by the chairman of the meeting to which they relate or of the meeting at which they are read, shall be sufficient evidence without any further proof of the facts therein stated.
SECRETARY
191.    Subject to the provisions of the Companies Act, the secretary shall be appointed by the Board for such term, at such remuneration and on such other conditions as they think fit. Any secretary so appointed may be removed by the Board but without prejudice to any claim for damages for breach of any contract of service between him and the Company.
THE SEAL
192.    The seal shall be used only by the authority of a resolution of the Board or of a committee of the Board. The Board may determine whether any instrument to which the seal is affixed, shall be signed and, if it is to be signed, who shall sign it. Unless otherwise determined by the Board:
(a)    share certificates and, subject to the provisions of any instrument constituting the same, certificates issued under the seal in respect of any debentures or other securities, need not be signed and any signature may be applied to any such certificate by any mechanical, electronic or other means or may be printed on it; and
(b)    every other instrument to which the seal is affixed shall be signed by two (2) authorised persons or by a Director in the presence of a witness who attests the signature and for this purpose an authorised person is any Director or the secretary of the Company.
193.    Any document may be executed under the seal by impressing the seal by mechanical means or by printing the seal or a facsimile of it on the document or by applying the seal or a facsimile of it by any other means to the document. A document executed, with the authority of a resolution of the Board, in any manner permitted by section 44(2) of the Companies Act and expressed (in whatever form of words) to be executed by the Company has the same effect as if executed under the seal.
194.    Subject to the provisions of the Companies Act, the Company may have an official seal for use in any place.
REGISTERS
195.    Subject to the provisions of the Companies Act, the Company may keep an overseas or local register in any place, and the Board may make, amend and revoke any regulations it thinks fit about the keeping of that register.
196.    Any Director or the secretary or any other person appointed by the Board for the purpose shall have power to authenticate and certify as true copies of and extracts from:
(a)    any document comprising or affecting the constitution of the Company, whether in hard copy form or electronic form;
(b)    any resolution passed by the Company, the holders of any class of shares in the capital of the Company, the Board or any committee of the Board, whether in hard copy form or electronic form; and
(c)    any book, record and document relating to the business of the Company, whether in hard copy form or electronic form (including without limitation the accounts).

If certified in this way, a document purporting to be a copy of a resolution, or the minutes or an extract from the minutes of a meeting of the Company, the holders of any class of shares in the capital of the Company, the Board or a committee of the Board, whether in hard copy form or electronic form, shall be conclusive evidence in favour of all persons dealing with the Company in reliance on it or them that the resolution was duly passed or that the minutes are, or the extract from the minutes is, a true and accurate record of any proceedings at a duly constituted meeting.
DIVIDENDS
197.    Subject to the provisions of the Companies Act, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the Directors.
198.    Subject to the provisions of the Companies Act and to Articles 203 and 204, the Board may pay interim dividends, whether or not satisfied wholly or partly by the distribution of assets including without limitation paid up shares or debentures of another body corporate, of such amounts and on such dates and in respect of such periods as they may think fit if it appears to them that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the Board may:
(a)    pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if at the time of payment, any preferential dividend is in arrears; and
(b)    pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment.
If the Board acts in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights. Where any distribution is satisfied wholly or partly by the distribution of assets, where any difficulty arises in regard to such distribution, the Directors may settle the same as they think fit and in particular (but without limitation) may issue fractional certificates (or ignore fractions) and fix the value for distribution of any assets, and may determine that cash shall be paid to any member on the basis of the value so fixed in order to adjust the rights of members, and may vest any assets in trustees.
199.    Dividends may be declared and paid in any currency or currencies that the Board shall determine. The Board may also determine the exchange rate and the relevant date for determining the value of any dividend in any currency.
200.    Subject to the provisions of the Companies Act and except as otherwise provided by these Articles or the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. If any share is issued on terms that it ranks for dividend as from a particular date, it shall rank for dividend accordingly. In any other case (and except as aforesaid), dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purpose of this Article 200, an amount paid up on a share in advance of a call shall be treated, in relation to any dividend declared after the payment but before the call, as not paid up on the share.
201.    Subject to the provisions of the Companies Act and to Article 5, dividends may be declared and paid, including, without limitation, dividends consisting of Distribution Securities, in favour of Liberty Global Ordinary Shares and LiLAC Ordinary Shares, in equal or unequal amounts, or only in favour of the Liberty Global Ordinary

Shares or only in favour of the LiLAC Ordinary Shares. The proportion of Distribution Securities to be distributed may be determined by the Board in its discretion to take into account such things as it deems relevant, including any Inter-Group Interests determined in good faith in accordance with the Management and Allocation Policies, which determination shall be final and binding on all shareholders of the Company.
202.    Subject to Article 203 in respect of Liberty Global Ordinary Shares and Article 204 in respect of LiLAC Ordinary Shares, a general meeting declaring a dividend may, upon the recommendation of the Board, by ordinary resolution direct that it shall be satisfied wholly or partly by the distribution of assets including without limitation paid up shares or debentures of another body corporate. Where any difficulty arises in regard to the distribution, the Directors may settle the same as they think fit and in particular (but without limitation) may issue fractional certificates (or ignore fractions) and fix the value for distribution of any assets, and may determine that cash shall be paid to any member on the basis of the value so fixed in order to adjust the rights of members, and may vest any assets in trustees.
203.    The Board may elect to distribute securities of another body corporate (Distribution Securities) to holders of Liberty Global Class A Ordinary Shares, Liberty Global Class B Ordinary Shares and Liberty Global Class C Ordinary Shares, provided that, unless otherwise recommended by three-quarters of the Board and approved by an ordinary resolution of the holders of Liberty Global Voting Shares, such Distribution Securities are only to be distributed on the following basis:
(a)    the holders of Liberty Global Class A Ordinary Shares, Liberty Global Class B Ordinary Shares and Liberty Global Class C Ordinary Shares each receive the identical class of securities;
(b)    subject to the remainder of this Article 203, the holders of Liberty Global Class A Ordinary Shares, the holders of Liberty Global Class B Ordinary Shares and the holders of Liberty Global Class C Ordinary Shares each receive different classes of securities; or
(c)    subject to the remainder of this Article 203, the holders of one (1) or more classes of Liberty Global Ordinary Shares each receive a different class of securities than the holders of all other classes of Liberty Global Ordinary Shares, in each case, on an equal per share basis, subject to the treatment of fractions in accordance with Article 67.
To the extent that a distribution is declared and paid pursuant to paragraph (b) or (c) of this Article 203 then:
(i)    the holders of Liberty Global Class B Ordinary Shares shall receive the securities having the highest value voting rights (or, in the case of Convertible Securities, the securities convertible into, or exercisable or exchangeable for or evidencing the right to purchase, the securities with the highest value voting rights) and the holders of each other class of Liberty Global Ordinary Shares shall receive the securities having the lesser value voting rights (or, in the case of Convertible Securities, the securities convertible into, or exercisable or exchangeable for or evidencing the right to purchase, the securities with the lesser value voting rights):
(A)    in each case, without regard to whether such voting rights differ to a greater or lesser extent than the corresponding differences in voting rights (and related differences in designation, conversion and rights to distributions pursuant to Article 202, this Article 203, Article 216 and Article 217) between Liberty Global Class A Ordinary Shares, Liberty Global Class B Ordinary Shares and Liberty Global Class C Ordinary Shares; and

(B)    provided that the different classes of securities (and, in the case of Convertible Securities convertible into, or exercisable or exchangeable for or evidencing the right to purchase securities, the securities resulting from such conversion, exchange or purchase) do not differ in any respect other than with respect to their relative voting rights (and related differences in designation, conversion, redemption and rights to distributions pursuant to Article 202, this Article 203, Article 216 and Article 217); and
(ii)    in the event that the holders of Liberty Global Class A Ordinary Shares receive a class of securities having different rights to those received by the holders of Liberty Global Class C Ordinary Shares:
(A)    provided that the different classes of securities (and, in the case of Convertible Securities convertible into, or exercisable or exchangeable for or evidencing the right to purchase securities, the securities resulting from such conversion, exchange or purchase) do not differ in any respect other than with respect to their relative voting rights (and related differences in designation, conversion, redemption and rights to distributions pursuant to Article 202, this Article 203, Article 216 and Article 217); then
(B)    the relevant classes of securities shall be distributed to the holders of Liberty Global Class A Ordinary Shares and Liberty Global Class C Ordinary Shares:
(1)    as the Board thinks fit; or
(2)    such that the relative voting rights (and related differences in designation, conversion, redemption, rights to dividends in specie comprising securities and rights to distributions pursuant to Article 202, this Article 203, Article 216 and Article 217) of the class of securities (or, in the case of Convertible Securities, the securities convertible into, or exercisable or exchangeable for or evidencing the right to purchase, the securities resulting from such conversion, exchange or purchase) to be received by the holders of Liberty Global Class A Ordinary Shares on the one hand and Liberty Global Class C Ordinary Shares on the other hand corresponds to the extent practicable to the relative voting rights (and related differences in designation, conversion, redemption and rights to distributions pursuant to Articles 202, this Article 203, Article 216 and Article 217) as the Liberty Global Class A Ordinary Shares compare to the Liberty Global Class C Ordinary Shares.
204.    The Board may elect to distribute Distribution Securities to holders of LiLAC Class A Ordinary Shares, LiLAC Class B Ordinary Shares and LiLAC Class C Ordinary Shares, provided that, unless otherwise recommended by three-quarters of the Board and approved by an ordinary resolution of the holders of LiLAC Voting Shares, such Distribution Securities are only to be distributed on the following basis:
(a)    the holders of LiLAC Class A Ordinary Shares, LiLAC Class B Ordinary Shares and LiLAC Class C Ordinary Shares each receive the identical class of securities;
(b)    subject to the remainder of this Article 204, the holders of LiLAC Class A Ordinary Shares, the holders of LiLAC Class B Ordinary Shares and the holders of LiLAC Class C Ordinary Shares each receive different classes of securities; or

(c)    subject to the remainder of this Article 204, the holders of one (1) or more classes of LiLAC Ordinary Shares each receive a different class of securities than the holders of all other classes of LiLAC Ordinary Shares, in each case, on an equal per share basis, subject to the treatment of fractions in accordance with Article 67.
To the extent that a distribution is declared and paid pursuant to paragraph (b) or (c) of this Article 204 then:
(i)    the holders of LiLAC Class B Ordinary Shares shall receive the securities having the highest value voting rights (or, in the case of Convertible Securities, the securities convertible into, or exercisable or exchangeable for or evidencing the right to purchase, the securities with the highest value voting rights) and the holders of each other class of LiLAC Ordinary Shares shall receive the securities having the lesser value voting rights (or, in the case of Convertible Securities, the securities convertible into, or exercisable or exchangeable for or evidencing the right to purchase, the securities with the lesser value voting rights):
(A)    in each case, without regard to whether such voting rights differ to a greater or lesser extent than the corresponding differences in voting rights (and related differences in designation, conversion and rights to distributions pursuant to Article 202, this Article 204, Article 218 and Article 219) between LiLAC Class A Ordinary Shares, LiLAC Class B Ordinary Shares and LiLAC Class C Ordinary Shares; and
(B)    provided that the different classes of securities (and, in the case of Convertible Securities convertible into, or exercisable or exchangeable for or evidencing the right to purchase securities, the securities resulting from such conversion, exchange or purchase) do not differ in any respect other than with respect to their relative voting rights (and related differences in designation, conversion, redemption and rights to distributions pursuant to Article 202, this Article 204, Article 218 and Article 219); and
(ii)    in the event that the holders of LiLAC Class A Ordinary Shares receive a class of securities having different rights to those received by the holders of LiLAC Class C Ordinary Shares:
(A)    provided that the different classes of securities (and, in the case of Convertible Securities convertible into, or exercisable or exchangeable for or evidencing the right to purchase securities, the securities resulting from such conversion, exchange or purchase) do not differ in any respect other than with respect to their relative voting rights (and related differences in designation, conversion, redemption and rights to distributions pursuant to Article 202, this Article 204, Article 216 and Article 219); then
(B)    the relevant classes of securities shall be distributed to the holders of LiLAC Class A Ordinary Shares and LiLAC Class C Ordinary Shares:
(1)    as the Board thinks fit; or
(2)    such that the relative voting rights (and related differences in designation, conversion, redemption, rights to dividends in specie comprising securities and rights to distributions pursuant to Article 202, this Article 204, Article 218 and Article 219) of the class of securities (or, in the case of Convertible Securities, the securities convertible into, or exercisable or exchangeable for or evidencing the right to purchase, the securities resulting from such conversion, exchange or purchase) to be received by the holders of LiLAC Class A Ordinary Shares on the one hand and LiLAC Class C Ordinary Shares on the other hand corresponds to the extent practicable to the relative voting rights (and related differences in designation, conversion, redemption and rights to distributions pursuant to Articles 202, this Article 204, Article 218 and Article 219) as the LiLAC Class A Ordinary Shares compare to the LiLAC Class C Ordinary Shares.
205.    When a Share Distribution is made to holders of LiLAC Ordinary Shares pursuant to Article 203, subject to such changes and adjustments as the Board determines are necessary, including any adjustment in respect of Inter-Group Interests made in good faith by the Board in accordance with the Management and Allocation Policies, which determination shall be final and binding on all shareholders of the Company, on the date on which the Share Distribution is made, and following completion of such Share Distribution, the Board may redesignate a portion of the LiLAC Ordinary Shares as Deferred Shares (which determination shall be final and binding on all shareholders of the Company) so that:
(a)    holders of LiLAC Class A Ordinary Shares shall have their holding reduced by an amount per LiLAC Class A Ordinary Share equal to, or less than, the LiLAC Distribution Fraction;
(b)    holders of LiLAC Class B Ordinary Shares shall have their holding reduced by an amount per LiLAC Class B Ordinary Share equal to, or less than, the LiLAC Distribution Fraction;
(c)    holders of LiLAC Class C Ordinary Shares shall have their holding reduced by an amount per LiLAC Class C Ordinary Share equal to, or less than, the LiLAC Distribution Fraction, with any fractions arising as a result of such redesignation being dealt with in accordance with Article 67.
206.    Any dividend or other money payable in respect of a share may be paid:
(a)    in cash;
(b)    by cheque or warrant made payable to or to the order of the holder or person entitled to payment;
(c)    by direct debit, bank or other funds transfer system to the holder or person entitled to payment or, if practicable, to a person designated by notice to the Company by the holder or person entitled to payment; or
(d)    by any other method approved by the Board and agreed (in such form as the Company thinks appropriate) by the holder or person entitled to payment.
207.    If two (2) or more persons are registered as joint holders of any share, or are entitled by transmission jointly to a share, the Company may:
(a)    pay any dividend or other moneys payable in respect of the share to any one of them and any one of them may give effectual receipt for the payment; and
(b)    for the purpose of Article 206, rely in relation to the share on the written direction, designation or agreement of, or notice to the Company by, any one of them.

208.    A cheque or warrant may be sent by post:
(a)    where a share is held by a sole holder, to the registered address of the holder of the share;
(b)    if two (2) or more persons are the holders of the share, to the registered address of the person who is first named in the register of members;
(c)    if two (2) or more persons are holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder or otherwise by operation of law, as if it were a notice to be sent under Article 242; or
(d)    in any case to such person and to such address as the person entitled to payment may direct by notice to the Company.
209.    Every cheque or warrant shall be made payable to the order of or to the person or persons entitled or to such other person as the person or persons entitled may by notice direct and payment of the cheque or warrant shall be a good discharge to the Company. Every cheque or warrant sent or transfer of funds made by the relevant bank or system in accordance with these Articles shall be at the risk of the holder or person entitled. The Company shall have no responsibility for any sums lost or delayed in the course of payment by any method used by the Company in accordance with Articles 206.
210.    The Company may cease to send any cheque or warrant (or to use any other method of payment) for any dividend payable in respect of a share if:
(a)    in respect of at least two (2) consecutive dividends payable on that share the cheque or warrant has been returned undelivered or remains uncashed (or that other method of payment has failed); or
(b)    following one (1) such occasion, reasonable enquiries have failed to establish any new address of the holder, but, subject to the provisions of these Articles, shall recommence sending cheques or warrants (or using another method of payment) for dividends payable on that share if the person or persons entitled so request and have supplied in writing a new address or account to be used for that purpose.
211.    The Board may deduct from any dividend or other moneys payable to any member in respect of a share any moneys presently payable by him to the Company in respect of that share. Where a person is entitled by transmission to a share, the Board may retain any dividend payable in respect of that share until that person (or that person's transferee) becomes the holder of that share.
212.    No dividend or other money payable in respect of a share shall bear interest against the Company, unless otherwise provided by the rights attached to the share.
213.    Any dividend which has remained unclaimed for twelve (12) years from the date when it became due for payment shall, if the Directors so resolve, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other money payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company's own account. Such payment shall not constitute the Company a trustee in respect of it.

SCRIP DIVIDENDS
214.    The Board may offer any holder of shares the right to elect to receive shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the Board) of all or any dividend subject to the following terms and conditions:
(a)    Each holder of shares shall be entitled to that number of new shares as are together as nearly as possible equal in value to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder would have received by way of dividend but elects to forego (each a new share). For this purpose, the value of each new share shall be:
(i)    equal to the average quotation for the relevant shares in the capital of the Company, that is, the average of the closing prices for those shares on the NASDAQ or other exchange or quotation service on which the Company's shares are listed or quoted as derived from such source as the Board may deem appropriate, on the day on which such shares are first quoted ex the relevant dividend and the four (4) subsequent business days; or
(ii)    calculated in any other manner the Board considers fit,
but shall never be less than the par value of the new share. A certificate or report by the auditors as to the value of a new share in respect of any dividend shall be conclusive evidence of that value.
(b)    Each holder of shares shall only be entitled to new shares of (as the Board may determine):
(i)    the identical class to which the dividend relates;
(ii)    in respect of Liberty Global Ordinary Shares, Liberty Global Class C Ordinary Shares; or
(iii)    in respect of LiLAC Ordinary Shares, LiLAC Class C Ordinary Shares.
(c)    On or as soon as possible after announcing that any dividend is to be declared or recommended, the Board, if it intends to offer an election in respect of that dividend, shall also announce that intention. If, after determining the basis of allotment, the Board decides to proceed with the offer, it shall notify the holders of shares of the terms and conditions of the right of election offered to them, specifying the procedure to be followed and place at which, and the latest time by which, elections or notices amending or terminating existing elections must be delivered in order to be effective.
(d)    The Board shall not proceed with any election unless the Board has sufficient authority to allot shares and sufficient reserves or funds that may be appropriated to give effect to it after the basis of allotment is determined.
(e)    The Board may exclude from any offer any holders of shares where the Board believes the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them.
(f)    The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable in cash on shares in respect of which an election has been made (the elected ordinary shares) and instead such number of new shares shall be allotted to each holder of elected ordinary shares as is arrived at on the basis stated in paragraph (a) of this Article 214. For that purpose the Board shall appropriate out of any amount for the time being standing to the credit of any reserve or fund (including without limitation the profit and loss account), whether or not it is available for distribution, a sum equal to the aggregate nominal amount of the new shares to be allotted and apply it in paying up in full the appropriate number of new shares for allotment and distribution to each holder of elected shares as is arrived at on the basis stated in paragraph (a) of this Article 214.
(g)    The new shares when allotted shall rank pari passu in all respects with the fully paid shares of the same class then in issue except that they shall not be entitled to participate in the relevant dividend in lieu of which they were allotted.
(h)    No fraction of a share shall be allotted. The Board may make such provisions as it thinks fit for any fractional entitlements including without limitation payment in cash to holders in respect of their fractional entitlements, provision for the accrual, retention or accumulation of all or part of the benefit of fractional entitlements to or by the Company or to or by or on behalf of any holder or the application of any accrual, retention or accumulation to the allotment of fully paid shares to any holder.
(i)    The Board may do all acts and things it considers necessary or expedient to give effect to the allotment and issue of any share pursuant to this Article 214 or otherwise in connection with any offer made pursuant to this Article 214 and may authorise any person, acting on behalf of the holders concerned, to enter into an agreement with the Company providing for such allotment or issue and incidental matters. Any agreement made under such authority shall be effective and binding on all concerned.
(j)    The Board may, at its discretion, amend, suspend or terminate any offer pursuant to the above.
CAPITALISATION OF PROFITS
215.    The Board may, subject to the provisions of this Article 215 and, in respect of the Liberty Global Ordinary Shares, Articles 216 and 217, and, in respect of the LiLAC Ordinary Shares, Articles 218 and 219, resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or fund of the Company (including without limitation the Company's share premium account and capital redemption reserve, if any) and:
(a)    appropriate the sum resolved to be capitalised to the members or any class of members on the record date specified in the relevant resolution who would have been entitled to it if it were distributed by way of dividend and in proportion to the nominal amounts of the shares (whether or not fully paid) held by them respectively which would entitle them to participate in a distribution of that sum if the shares were fully paid and the sum were then distributable and were distributed by way of dividend;
(b)    apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full shares, debentures or other obligations of the Company of a nominal amount equal to that sum but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this Article 215, only be applied in paying up shares to be allotted to members credited as fully paid;
(c)    allot the shares, debentures or other obligations credited as fully paid to those members or as they may direct, in those proportions, or partly in one way and partly in the other;
(d)    resolve that any shares so allotted to any member in respect of a holding by him of any partly paid shares shall so long as such shares remain partly paid rank for dividend only to the extent that the latter shares rank for dividend;

(e)    where shares or debentures become, or would otherwise become, distributable under this Article 215 in fractions, make such provision as the Board thinks fit for any fractional entitlements including without limitation authorising their sale and transfer to any person, resolving that the distribution be made as nearly as practicable in the correct proportion but not exactly so, ignoring fractions altogether or resolving that cash payments be made to any members in order to adjust the rights of all parties;
(f)    authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for either:
(i)    the allotment to members respectively, credited as fully paid, of any further shares, debentures or other obligations to which they are entitled upon such capitalisation; or
(ii)    the payment up by the Company on behalf of the members of the amounts, or any part of the amounts, remaining unpaid on their existing shares by the application of their respective proportions of the sums resolved to be capitalised, and any agreement made under such authority being binding on all such members; and
(g)    generally do all acts and things required to give effect to such resolution as aforesaid, provided that, if the Board resolves to capitalise any undistributed profits of the Company pursuant to this Article 215 and Articles 216 and 217 to issue and allot LiLAC Ordinary Shares to holders of Liberty Global Ordinary Shares, it may only do so in order to reflect an Inter-Group Interest which is thereby treated as being satisfied and if the Board resolves to capitalise any undistributed profits of the Company pursuant to this Article 215 and Articles 218 and 219 to issue and allot Liberty Global Ordinary Shares to holders of LiLAC Ordinary Shares, it may only do so in connection with the redesignation of LiLAC Ordinary Shares into Liberty Global Ordinary Shares as contemplated by these Articles.
216.    In exercising its authority under Article 215, the Board may resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or fund of the Company (including without limitation the Company's share premium account and capital redemption reserve, if any) and to issue and allot securities as otherwise contemplated by Article 215 to the holders of Liberty Global Ordinary Shares, in which case, unless otherwise recommended by three-quarters of the Board and approved by an ordinary resolution of the holders of Liberty Global Voting Shares, such securities shall be allotted and issued to holders of Liberty Global Ordinary Shares as follows:
(a)    Liberty Global Class C Ordinary Shares (or Convertible Securities convertible into, or exercisable or exchangeable for or evidencing the right to purchase Liberty Global Class C Ordinary Shares) to holders of Liberty Global Ordinary Shares on an equal per share basis, subject to the treatment of fractions in accordance with Article 67;
(b)
(i)     Liberty Global Class A Ordinary Shares (or Convertible Securities, convertible into, or exercisable or exchangeable for or evidencing the right to purchase Liberty Global Class A Ordinary Shares) to holders of Liberty Global Class A Ordinary Shares;
(ii)     Liberty Global Class B Ordinary Shares (or Convertible Securities convertible into, or exercisable or exchangeable for or evidencing the right to purchase Liberty Global Class B Ordinary Shares) to holders of Liberty Global Class B Ordinary Shares; and

(iii)     Liberty Global Class C Ordinary Shares (or Convertible Securities convertible into, or exercisable or exchangeable for or evidencing the right to purchase Liberty Global Class C Ordinary Shares) to holders of Liberty Global Class C Ordinary Shares, in each case, on an equal per share basis, subject to the treatment of fractions in accordance with Article 67;
(c)    any securities in the capital of the Company, other than Liberty Global Class A Ordinary Shares, Liberty Global Class B Ordinary Shares or Liberty Global Class C Ordinary Shares (or Convertible Securities convertible into, or exercisable or exchangeable for or evidencing the right to purchase Liberty Global Class A Ordinary Shares, Liberty Global Class B Ordinary Shares or Liberty Global Class C Ordinary Shares) to holders of Liberty Global Class A Ordinary Shares, Liberty Global Class B Ordinary Shares and Liberty Global Class C Ordinary Shares on the basis that:
(i)    the holders of Liberty Global Class A Ordinary Shares, Liberty Global Class B Ordinary Shares and Liberty Global Class C Ordinary Shares receive the identical class of securities;
(ii)    subject to Article 217, the holders of Liberty Global Class A Ordinary Shares, the holders of Liberty Global Class B Ordinary Shares and the holders of Liberty Global Class C Ordinary Shares each receive different classes of securities; or
(iii)    subject to Article 217, the holders of one (1) or more classes of Liberty Global Ordinary Shares each receive a different class of securities than the holders of all other classes of Liberty Global Ordinary Shares, in each case, on an equal per share basis subject to the treatment of fractions in accordance with Article 67.
217.    To the extent that shares are issued or transferred pursuant to paragraph (c)(ii) or paragraph (c)(iii) of Article 216 then:
(a)    the holders of Liberty Global Class B Ordinary Shares shall receive the securities having the highest value voting rights (or, in the case of Convertible Securities, the securities convertible into, or exercisable or exchangeable for or evidencing the right to purchase, the securities with the highest value voting rights) and the holders of each other class of Liberty Global Ordinary Shares shall receive the securities having the lesser value voting rights (or, in the case of Convertible Securities, the securities convertible into, or exercisable or exchangeable for or evidencing the right to purchase, the securities with the lesser value voting rights):
(i)    in each case, without regard to whether such voting rights differ to a greater or lesser extent than the corresponding differences in voting rights (and related differences in designation, conversion and rights to distributions pursuant to Articles 202, 203 and 216) between the Liberty Global Class A Ordinary Shares, the Liberty Global Class B Ordinary Shares and the Liberty Global Class C Ordinary Shares; and
(ii)    provided that the different classes of securities (and, in the case of Convertible Securities convertible into, or exercisable or exchangeable for or evidencing the right to purchase securities, the securities resulting from such conversion, exchange or purchase) do not differ in any respect other than with respect to their relative voting rights (and related differences in designation, conversion, redemption and rights to distributions pursuant to Articles 202, 203 and 216); and

(b)    in the event that the holders of Liberty Global Class A Ordinary Shares receive a class of securities having different rights to those received by the holders of Liberty Global Class C Ordinary Shares:
(i)    provided that the different classes of securities (and, in the case of Convertible Securities convertible into, or exercisable or exchangeable for or evidencing the right to purchase securities, the securities resulting from such conversion, exchange or purchase) do not differ in any respect other than with respect to their relative voting rights (and related differences in designation, conversion, redemption and rights to distributions pursuant to Articles 202, 203 and 216); and
(ii)    the relevant classes of securities shall be distributed to the holders of Liberty Global Class A Ordinary Shares and Liberty Global Class C Ordinary Shares:
(A)    as the Board thinks fit; or
(B)    such that the relative voting rights (and related differences in designation, conversion, redemption, rights to dividends in specie comprising securities and rights to distributions pursuant to Articles 202, 203 and 216) of the class of securities (or, in the case of Convertible Securities, the securities convertible into, or exercisable or exchangeable for or evidencing the right to purchase, the securities resulting from such conversion, exchange or purchase) to be received by the holders of Liberty Global Class A Ordinary Shares on the one hand and Liberty Global Class C Ordinary Shares on the other hand corresponds to the extent practicable to the relative voting rights (and related differences in designation, conversion, redemption and rights to distributions pursuant to Articles 202, 203 and 216) as the Liberty Global Class A Ordinary Shares compare to the Liberty Global Class C Ordinary Shares.
218.    In exercising its authority under Article 215, the Board may resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or fund of the Company (including without limitation the Company's share premium account and capital redemption reserve, if any) and to issue and allot securities as otherwise contemplated by Article 215 to the holders of LiLAC Ordinary Shares, in which case, unless otherwise recommended by three-quarters of the Board and approved by an ordinary resolution of the holders of LiLAC Voting Shares, such securities shall be allotted and issued to holders of LiLAC Ordinary Shares as follows:
(a)    LiLAC Class C Ordinary Shares (or Convertible Securities convertible into, or exercisable or exchangeable for or evidencing the right to purchase LiLAC Class C Ordinary Shares) to holders of LiLAC Ordinary Shares on an equal per share basis subject to the treatment of fractions in accordance with Article 67;
(b)
(i)     LiLAC Class A Ordinary Shares (or Convertible Securities convertible into, or exercisable or exchangeable for or evidencing the right to purchase LiLAC Class A Ordinary Shares) to holders of LiLAC Class A Ordinary Shares;
(ii)     LiLAC Class B Ordinary Shares (or Convertible Securities convertible into, or exercisable or exchangeable for or evidencing the right to purchase LiLAC Class B Ordinary Shares) to holders of LiLAC Class B Ordinary Shares; and

(iii)     LiLAC Class C Ordinary Shares (or Convertible Securities convertible into, or exercisable or exchangeable for or evidencing the right to purchase LiLAC Class C Ordinary Shares) to holders of LiLAC Class C Ordinary Shares, in each case, on an equal per share basis subject to the treatment of fractions in accordance with Article 67;
(c)    any securities in the capital of the Company, other than LiLAC Class A Ordinary Shares, LiLAC Class B Ordinary Shares or LiLAC Class C Ordinary Shares (or Convertible Securities convertible into, or exercisable or exchangeable for or evidencing the right to purchase LiLAC Class A Ordinary Shares, LiLAC Class B Ordinary Shares or LiLAC Class C Ordinary Shares) to holders of LiLAC Class A Ordinary Shares, LiLAC Class B Ordinary Shares and LiLAC Class C Ordinary Shares on the basis that:
(i)    the holders of LiLAC Class A Ordinary Shares, LiLAC Class B Ordinary Shares and LiLAC Class C Ordinary Shares receive the identical class of securities;
(ii)    subject to Article 219, the holders of LiLAC Class A Ordinary Shares, the holders of LiLAC Class B Ordinary Shares and the holders of LiLAC Class C Ordinary Shares each receive different classes of securities; or
(iii)    subject to Article 219, the holders of one (1) or more class of LiLAC Ordinary Shares receive a different class of securities than the holders of all other classes of LiLAC Ordinary Shares, in each case, on an equal per share basis subject to the treatment of fractions in accordance with Article 67.
219.    To the extent that shares are issued or transferred pursuant to paragraph (c)(ii) or paragraph (c)(iii) of Article 218 then:
(a)    the holders of LiLAC Class B Ordinary Shares shall receive the securities having the highest value voting rights (or, in the case of Convertible Securities, the securities convertible into, or exercisable or exchangeable for or evidencing the right to purchase, the securities with the highest value voting rights) and the holders of each other class of LiLAC Ordinary Shares shall receive the securities having the lesser value voting rights (or, in the case of Convertible Securities, the securities convertible into, or exercisable or exchangeable for or evidencing the right to purchase, the securities with the lesser value voting rights):
(i)    in each case, without regard to whether such voting rights differ to a greater or lesser extent than the corresponding differences in voting rights (and related differences in designation, conversion and rights to distributions pursuant to Articles 202, 204 and 218) between the LiLAC Class A Ordinary Shares, the LiLAC Class B Ordinary Shares and the LiLAC Class C Ordinary Shares; and
(ii)    provided that the different classes of securities (and, in the case of Convertible Securities convertible into, or exercisable or exchangeable for or evidencing the right to purchase securities, the securities resulting from such conversion, exchange or purchase) do not differ in any respect other than with respect to their relative voting rights (and related differences in designation, conversion, redemption and rights to distributions pursuant to Articles 202, 204 and 218); and

(b)    in the event that the holders of LiLAC Class A Ordinary Shares receive a class of securities having different rights to those received by the holders of LiLAC Class C Ordinary Shares:
(i)    provided that the different classes of securities (and, in the case of Convertible Securities convertible into, or exercisable or exchangeable for or evidencing the right to purchase securities, the securities resulting from such conversion, exchange or purchase) do not differ in any respect other than with respect to their relative voting rights (and related differences in designation, conversion, redemption and rights to distributions pursuant to Articles 202, 204 and 218); and
(ii)    the relevant classes of securities shall be distributed to the holders of LiLAC Class A Ordinary Shares and LiLAC Class C Ordinary Shares:
(A)    as the Board thinks fit; or
(B)    such that the relative voting rights (and related differences in designation, conversion, redemption, rights to dividends in specie comprising securities and rights to distributions pursuant to Articles 202, 204 and 218) of the class of securities (or, in the case of Convertible Securities, the securities convertible into, or exercisable or exchangeable for or evidencing the right to purchase, the securities resulting from such conversion, exchange or purchase) to be received by the holders of LiLAC Class A Ordinary Shares on the one hand and LiLAC Class C Ordinary Shares on the other hand corresponds to the extent practicable to the relative voting rights (and related differences in designation, conversion, redemption and rights to distributions pursuant to Articles 202, 204 and 218) as the LiLAC Class A Ordinary Shares compare to the LiLAC Class C Ordinary Shares.
220.    (a)    Where, pursuant to an employees' share scheme (within the meaning of section 1166 of the Companies Act) the Company has granted awards ("awards" being options or other incentive awards, including, without limitation, stock appreciation rights, restricted stock units, performance stock units and restricted stock awards) to subscribe for or with respect to shares on terms which provide (inter alia) for adjustments to the subscription, exercise or base price payable on the exercise of such award or to the number of shares to be allotted upon the exercise, or with respect to, such award, in the event of any increase or reduction in, or other reorganisation of, the Company's issued share capital and an otherwise appropriate adjustment would result in the subscription, exercise or base price for any share being less than its nominal value, then, subject to the provisions of the Companies Act, the Directors may, on the exercise of any of the awards concerned and payment of the subscription, exercise or base price which would have applied had such adjustment been made, capitalise any such profits or other sum as is mentioned in Article 215 above (as if such Article 215 did not make reference to Articles 216, 217, 218 and 219) to the extent necessary to pay up the unpaid balance of the nominal value of the shares which fall to be allotted on the exercise of such awards and apply such amount in paying up such balance and allot shares fully paid accordingly. The provisions of Article 215 shall apply mutatis mutandis to this Article 220(a) as if Article 215 did not make reference to Articles 216, 217, 218 and 219.
(b)    Where, pursuant to an employees' share scheme (within the meaning of section 1166 of the Companies Act) the Company has granted awards ("awards" being options or other incentive awards, including, without limitation, stock appreciation rights, restricted stock units, performance stock units and restricted stock awards) to subscribe for or with respect to shares, then, subject to the provisions of the Companies Act, the Directors may, on the grant, exercise or vesting of any of the awards concerned, capitalise any such profits or other sum as is mentioned in Article 215 above (as if such Article 215 did not make reference to Articles 216, 217, 218 and 219) to the extent necessary to pay up the unpaid balance of the nominal value of the shares which fall to be allotted on the grant, exercise or vesting of such awards and apply such amount in paying up such balance and allot shares fully paid accordingly. The provisions of Article 215 shall apply mutatis mutandis to this Article 220(b) as if Article 215 did not make reference to Articles 216, 217, 218 and 219.
LILAC GROUP DISPOSITION
221.    Subject to the Companies Act, in the event of a LiLAC Group Disposition (other than an Exempt LiLAC Group Disposition) the Company will, on or prior to the one hundred and twentieth (120th) Trading Day following the consummation of such LiLAC Group Disposition and in accordance with the Articles, take one (1) of the following actions, as determined by the Board, subject to any adjustment in respect of Inter-Group Interests made in good faith by the Board in accordance with the Management and Allocation Policies, which determination shall be final and binding on all the shareholders of the Company:
(a)    declare and pay a dividend in cash, Distribution Securities or other assets, or any combination of the foregoing, in favour of the LiLAC Ordinary Shares with an aggregate Fair Value equal to the LiLAC Group Allocable Net Proceeds of such LiLAC Group Disposition and, on immediately following the payment of such dividend, the Board may redesignate a portion of the outstanding LiLAC Ordinary Shares as Deferred Shares (which determination shall be final and binding on all shareholders of the Company) so that:
(i)    holders of LiLAC Class A Ordinary Shares shall have their holding of LiLAC Class A Ordinary Shares reduced by an amount per LiLAC Ordinary Share equal to, or less than, the Disposition Fraction;
(ii)    holders of LiLAC Class B Ordinary Shares shall have their holding of LiLAC Class B Ordinary Shares reduced by an amount per LiLAC Class B Ordinary Shares equal to, or less than, the Disposition Fraction;
(iii)    holders of LiLAC Class C Ordinary Shares shall have their holding of LiLAC Class C Ordinary Shares reduced by an amount per LiLAC Class C Ordinary Share equal to, or less than, the Disposition Fraction;
with any fractions arising as a result of such redesignation being dealt with in accordance with Article 67;
(b)    redesignate:
(i)    each outstanding LiLAC Class A Ordinary Share as a Liberty Global Class A Ordinary Share so as to result in holders of LiLAC Class A Ordinary Shares holding a number of Liberty Global Class A Ordinary Shares per LiLAC Class A Ordinary Share equal to the Disposition Value Ratio;
(ii)    each outstanding LiLAC Class B Ordinary Share as a Liberty Global Class B Ordinary Share so as to result in holders of LiLAC Class B Ordinary Shares holding a number of Liberty Global Class B Ordinary Shares per LiLAC Class B Ordinary Share equal to the Disposition Value Ratio; and
(iii)    each outstanding LiLAC Class C Ordinary Share as a Liberty Global Class C Ordinary Share so as to result in holders of LiLAC Class C Ordinary Shares holding a number of Liberty

Global Class C Ordinary Shares per LiLAC Class C Ordinary Shares equal to the Disposition Value Ratio, and the Board may consolidate and/or subdivide shares in the capital of the Company, redesignate shares in the capital of the Company as Deferred Shares and capitalise the Company's reserves as necessary to achieve this result (which determination shall be final and binding on all shareholders of the Company) with any fractions arising as a result of such redesignation being dealt with in accordance with Article 67;
(c)
(i)    retain a proportion of the LiLAC Group Allocable Net Proceeds, as determined in good faith by the Board, which determination shall be final and binding on all shareholders of the Company, and redesignate:
(A)    LiLAC Class A Ordinary Shares as Liberty Global Class A Ordinary Shares so that holders of LiLAC Class A Ordinary Shares shall:
(1)    hold a number of Liberty Global Class A Ordinary Shares per LiLAC Class A Ordinary Share equal to the Disposition Redesignation Ratio; and
(2)    following such redesignation, hold a number of LiLAC Class A Ordinary Shares per LiLAC Class A Ordinary Share equal to the Disposition LiLAC Share Retention Ratio;
(B)    LiLAC Class B Ordinary Shares as Liberty Global Class B Ordinary Shares so that holders of LiLAC Class B Ordinary Shares shall:
(1)    hold a number of Liberty Global Class B Ordinary Shares per LiLAC Class B Ordinary Share equal to the Disposition Redesignation Ratio; and
(2)    following such redesignation, hold a number of LiLAC Class B Ordinary Shares per LiLAC Class B Ordinary Share equal to the Disposition LiLAC Share Retention Ratio;
(C)    LiLAC Class C Ordinary Shares as fully paid Liberty Global Class C Ordinary Shares so that holders of LiLAC Class C Ordinary Shares shall:
(1)    hold a number of Liberty Global Class C Ordinary Shares per LiLAC Class C Ordinary Share equal to the Disposition Redesignation Ratio; and
(2)    following such redesignation, hold a number of LiLAC Class C Ordinary Shares per LiLAC Class C Ordinary Share equal to the Disposition LiLAC Share Retention Ratio, and the Board may consolidate and/or subdivide shares in the capital of the Company, redesignate shares in the capital of the Company as Deferred Shares and capitalise the Company's reserves as necessary to achieve this result (which determination shall be final and binding on all shareholders of the Company)with any fractions arising as a result of such redesignation being dealt with in accordance with Article 67; and

(ii)    following completion, and within five (5) Trading Days of, the redesignations pursuant to sub-paragraph (c)(i) of this Article 221, the Board shall declare and pay a dividend in cash, Distribution Securities, or other assets, or any combination of the foregoing, in favour of the then outstanding LiLAC Ordinary Shares with an aggregate Fair Value equal to the amount, if any, of the LiLAC Group Allocable Net Proceeds not being retained by the Company pursuant to sub-paragraph (c)(i) of this Article 221 and, immediately following the payment of such dividend, the Board may determine to redesignate a portion of the outstanding LiLAC Ordinary Shares as Deferred Shares (which determination shall be final and binding on all shareholders of the Company) so that:
(A)    holders of LiLAC Class A Ordinary Shares shall, following such redesignation, have their holding of LiLAC Class A Ordinary Shares reduced by an amount per LiLAC Class A Ordinary Share (held prior to any redesignation pursuant to this Article 221) equal to, or less than, the Disposition Dividend Deferral Ratio;
(B)    holders of LiLAC Class B Ordinary Shares shall, following such redesignation, have their holding of LiLAC Class B Ordinary Shares reduced by an amount per LiLAC Class B Ordinary Share (held prior to any redesignation pursuant to this Article 221) equal to, or less than, the Disposition Dividend Deferral Ratio; and
(C)    holders of LiLAC Class C Ordinary Shares shall, following such redesignation, have their holding of LiLAC Class C Ordinary Shares reduced by an amount per LiLAC Class C Ordinary Share (held prior to any redesignation pursuant to this Article 221) equal to, or less than, the Disposition Dividend Deferral Ratio, with any fractions arising as a result of such redesignation being dealt with in accordance with Article 67.
222.    Any deadline for effecting a redesignation prescribed by Article 221 may be extended if deemed necessary or appropriate, in the discretion of the Board, to enable the Company to comply with applicable law, including U.S. federal securities laws, the rules of any securities exchange and the rules and regulations of any governmental authority.
223.    If the Board seeks the approval of the holders of LiLAC Ordinary Shares to qualify a LiLAC Group Disposition as an Exempt LiLAC Group Disposition and such approval is not obtained, the date on which such approval fails to be obtained will be treated as the date on which such LiLAC Group Disposition was consummated for the purposes of making the determinations and taking the actions prescribed by Article 221 and no subsequent vote may be taken to qualify such LiLAC Group Disposition as an Exempt LiLAC Group Disposition.
CHANGE OF THE COMPANY’S NAME
224.    The Company’s name may be changed by resolution of the Board.
RECORD DATES
225.    Notwithstanding any other provision of these Articles, and subject to the Companies Act, but without prejudice to any special rights attached to any shares, the Company or the Directors may:
(a)    fix any date as the record date for any dividend, distribution, allotment or issue, which shall not be more than sixty (60) days prior to such action;

(b)    for the purpose of determining which persons are entitled to attend and vote at a general meeting of the Company, or a separate general meeting of the holders of any class of shares in the capital of the Company, and how many votes such persons may cast, specify in the notice of meeting a time by which a person must be entered on the register in order to have the right to attend or vote at the meeting provided that such time shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting and changes to the register after the time specified by virtue of this Article 225 shall be disregarded in determining the rights of any person to attend or vote at the meeting; and
(c)    for the purposes of sending notices to any one (1) or more members (including, without limitation, notices of general meetings, or separate general meetings of the holders of any class of shares in the capital of the Company), give such notices by reference to the register of members as it stands at the close of business on a day determined by the Company or the Board, which day may not be more than sixty (60) days before the day that such notices are sent.
226.    In the case of determination of members entitled to vote at any general meeting or adjournment thereof, or a separate general meeting of the holders of any class of shares in the capital of the Company, the record date shall, unless otherwise required by the Companies Act, not be more than sixty (60) days nor less than ten (10) days before the date of such meeting.
227.    In the case of any other lawful action, and save as otherwise provided by these Articles, the record date shall not be more than sixty (60) days prior to such other action.
ACCOUNTS
228.    No member (as such, other than a Director) shall have any right to inspect any accounting record or other document of the Company, unless he is authorised to do so by statute, by order of the court, by the Board or by ordinary resolution of the Company.
229.    Subject to the Companies Act, a copy of the Company’s annual accounts and reports for that financial year shall, at least twenty-one (21) clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the provisions of the Companies Act, be sent to every member and to every holder of the Company’s debentures, and to every person who is entitled to receive notice of meetings from the Company under the provisions of the Companies Act or of these Articles or, in the case of joint holders of any share or debenture, to one (1) of the joint holders. A copy need not be sent to a person for whom the Company does not have a current address.
230.    Subject to the Companies Act, the requirements of Article 229 shall be deemed satisfied in relation to any person by sending to the person, instead of such copies, a summary financial statement derived from the Company’s annual accounts and directors’ report, which shall be in the form and containing the information prescribed by the Companies Act and any regulations made under the Companies Act.
NOTICES AND OTHER COMMUNICATIONS
231.    Any notice to be given to or by any person pursuant to these Articles shall be in writing other than a notice calling a meeting of the Directors which need not be in writing.
232.    Any notice, document or information may (without prejudice to Articles 239 and 240) be given, sent or supplied by the Company to any member either:
(a)    personally;

(b)    by sending it by post in a prepaid envelope addressed to the member at his registered address or postal address given to the Company for that purpose, or by leaving it at that address;
(c)    subject to Article 233, by sending it in electronic form to a person who has agreed (generally or specifically) that the notice, document or information may be sent or supplied in that form (and has not revoked that agreement); or
(d)    subject to the provisions of the Companies Act, by making it available on a website, provided that the requirements in (i) to (iv) below are satisfied.
The requirements referred to in paragraph (d) are that:
(i)    the member has agreed (generally or specifically) that the notice, document or information may be sent or supplied to him by being made available on a website (and has not revoked that agreement), or the member has been asked by the Company to agree that the Company may send or supply notices, documents and information generally, or the notice, document or information in question, to him by making it available on a website and the Company has not received a response within the period of twenty-eight (28) days beginning on the date on which the Company's request was sent and the member is therefore taken to have so agreed (and has not revoked that agreement);
(ii)    the member is sent a notification of the presence of the notice, document or information on a website, the address of that website, the place on that website where it may be accessed, and how it may be accessed (notification of availability); and
(iii)    in the case of a notice of meeting, the notification of availability states that it concerns a notice of a company meeting, specifies the place, time and date of the meeting, and states whether it will be an annual general meeting; and
(iv)    the notice, document or information continues to be published on that website, in the case of a notice of meeting, throughout the period beginning with the date of the notification of availability and ending with the conclusion of the meeting and in all other cases throughout the period specified by any applicable provision of the Companies Act, or, if no such period is specified, throughout the period of twenty-eight (28) days beginning with the date on which the notification of availability is sent to the member, save that if the notice, document or information is made available for part only of that period then failure to make it available throughout that period shall be disregarded where such failure is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.
233.    The Board may from time to time issue, endorse or adopt terms and conditions relating to the use of electronic means for the sending of notices, other documents and proxy appointments by the Company to members or persons entitled by transmission and by members or persons entitled by transmission to the Company.
234.    In the case of joint holders of a share:
(a)    it shall be sufficient for all notices, documents and other information to be given, sent or supplied to the joint holder whose name stands first in the register of members in respect of the joint holding (first named holder) only and any notice, document or other information so sent shall be deemed for all purposes sent to all the joint holders; and

(b)    the agreement of the first named holder that notices, documents and information may be given, sent or supplied in electronic form or by being made available on a website shall be binding on all the joint holders.
235.    The Company may at any time and at its sole discretion choose to give, send or supply notices, documents and information only in hard copy form to some or all members.
236.    For the avoidance of doubt, the provisions of Articles 231 to 235 are subject to Article 77.
237.    A member present either in person or by proxy, or in the case of a corporate member by a duly authorised representative, at any meeting of the Company or of the holders of any class of shares shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.
238.    Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register of members, has been given to the person from whom he derives his title, but this Article 238 does not apply to a notice given under section 793 of the Companies Act.
239.    Subject to the Companies Act, where by reason of the suspension or curtailment of postal services, the Company is unable effectively to give notice of a general meeting, the general meeting may be convened by public announcement. The Company shall send a copy of the notice to members in the same manner as it sends notices under Articles 231 to 235 inclusive if at least seven (7) clear days before the meeting the posting of notices again becomes practicable.
240.    Subject to the Companies Act, any notice, document or information to be given, sent or supplied by the Company to the members or any of them, not being a notice to which Article 239 applies, shall be sufficiently given, sent or supplied if given by public announcement.
241.    Any notice, document or information given, sent or supplied by the Company to the members or any of them:
(a)    by hand shall be deemed to have been received by the member when it is handed to the member or left at his registered address;
(b)    by post, shall be deemed to have been received twenty-four (24) hours after the time at which the envelope containing the notice, document or information was posted unless it was sent by second class post or there is only one (1) class of post, or it was sent by air mail to an address outside the United Kingdom, in which case it shall be deemed to have been received forty-eight (48) hours after it was posted. Proof that the envelope was properly addressed, prepaid and posted shall be conclusive evidence that the notice, document or information was sent or supplied;
(c)    by advertisement, shall be deemed to have been received on the day on which the advertisement appears;
(d)    by electronic means, shall be deemed to have been received by the member on the day following that on which it was sent or supplied. Proof that a notice, document or information in electronic form was addressed to the electronic address provided by the member for the purpose of receiving communications from the Company shall be conclusive evidence that the notice, document or information was sent or supplied and such notice, document or information shall be deemed received by the member at that time notwithstanding that the Company becomes aware that the member has filed to receive the relevant notice, document or information for any reason and notwithstanding that the Company subsequently sends or supplies a hard copy of such document or information by post to the member;

(e)    by making it available on a website, shall be deemed to have been received on the date on which the notice, document or information was first made available on the website or, if later, when the member is deemed to have been received notification of the fact that the notice, document or information was available on the website in accordance with this Article 241 and such notice, document or information shall be deemed received by the member on that day notwithstanding that the Company becomes aware that the member has filed to receive the relevant document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such notice, document or information by post to the member; or
(f)    by means of a Depositary, shall be deemed to have been received twenty-four (24) hours after the Company, or person acting on the Company's behalf, gives the notice, document or information to the Depositary.
242.    Any notice, document or information may be given, sent or supplied by the Company to the person entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law by sending or delivering it in any manner that the Company may choose authorised by these Articles for the sending of notice, document or information to a member addressed to that person by name, or by the title of representative of the deceased or trustee of the bankrupt or by any similar description, at the address, if any, as may be supplied for that purpose by the person claiming to be so entitled. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy or other event giving rise to the transmission had not occurred.
243.    If on three (3) consecutive occasions, or on one (1) occasion and reasonable enquiries have failed to establish the member’s address, notices, documents or information sent or supplied to a member by post have been returned undelivered, the member shall not be entitled to receive any subsequent notice, document or information until he has supplied to the Company (or its agent) a new registered address or a postal address, or shall have informed the Company, in such a manner as may be specified by the Company, of an electronic address. For the purposes of this Article 243, references to notices, documents or information include references to a cheque or other instrument of payment, but nothing in this Article 243 entitles the Company to cease sending any cheque or other instrument of payment for any dividend, unless it is otherwise so entitled under these Articles. Without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such member shall be ignored for the purpose of determining the validity of the proceedings at such general meeting.
244.    Where a document is required under these Articles to be signed by a member or any other person, if the document is in electronic form, then in order to be valid the document must either:
(a)    incorporate the electronic signature, or personal identification details (which may be details previously allocated by the Company), of that member or other person, in such form as the Directors may approve, or
(b)    be accompanied by such other evidence as the Directors may require in order to be satisfied that the document is genuine.
The Company may designate mechanisms for validating any such document and a document not validated by the user of any such mechanisms shall be deemed as having not been received by the Company. In the case of any document or information relating to a meeting, an instrument of proxy or invitation to appoint a proxy, any validation requirements shall be specified in the relevant notice of meeting in accordance with Articles 76 and 124(b).

DESTRUCTION OF DOCUMENTS
245.    The Company shall be entitled to destroy:
(a)    any instrument of transfer of shares which have been registered, and all other documents on the basis of which any entry is made in the register, at any time after the expiration of six (6) years from the date of registration;
(b)    any dividend mandate, variation or cancellation of dividend mandates, and notification of change of name or address, at any time after two (2) years from the date on which it is recorded;
(c)    any share certificate which has been cancelled at any time after the expiration of one (1) year from the date on which it is cancelled;
(d)    all paid dividend warrants and cheques at any time after the expiration of one (1) year from the date of actual payment;
(e)    all proxy appointments which have been used for the purpose of a poll at any time after the expiration of one (1) year from the date of use;
(f)    all proxy appointments which have not been used for the purpose of a poll at any time after one (1) month from the end of the meeting to which the proxy appointment relates and at which no poll was demanded; and
(g)    any other document on the basis of which an entry in the register of members is made, after six (6) years from the date on which it is made.
Any document referred to in this Article 245 may be destroyed earlier than the relevant date authorised, provided that a permanent record of the document is made which is not destroyed before that date.
246.    It shall be conclusively presumed in favour of the Company that:
(a)    every entry in the register of members purporting to have been made on the basis of an instrument of transfer or other document destroyed in accordance with Article 245 was duly and properly made;
(b)    that every instrument of transfer destroyed in accordance with Article 245 was a valid and effective instrument duly and properly registered;
(c)    that every share certificate destroyed in accordance with Article 245 was a valid and effective certificate duly and properly cancelled; and
(d)    that every other document destroyed in accordance with Article 245 was a valid and effective document in accordance with the particulars in the records of the Company, provided that:
(i)    Article 245 shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties to it) to which the document might be relevant;
(ii)    nothing in Article 245 shall be construed as imposing upon the Company any liability in respect of the destruction of any such document otherwise than in accordance with Article 245 which would not attach to the Company in the absence of Article 245; and

(iii)    references in Article 245 to the destruction of any document include references to the disposal of it in any manner.
WINDING UP
247.
(a)    If the Company commences liquidation, dissolution or winding-up, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Company and subject to the prior payment in full of the preferential amounts to which any class of Preference Share is entitled, the holders of Liberty Global Ordinary Shares and LiLAC Ordinary Shares will be entitled to receive their proportionate interests in the assets of the Company remaining for distribution to the holders of Liberty Global Ordinary Shares and LiLAC Ordinary Shares (regardless of whether such assets are then attributable to the Liberty Global Group or the LiLAC Group) in proportion to the respective number of liquidation units per Liberty Global Ordinary Share and LiLAC Ordinary Share.
(b)    Neither the consolidation or merger of the Company with or into any other person or persons nor the sale, transfer or lease of all or substantially all of the assets of the Company will itself be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Article 247.
(c)    Each Liberty Global Ordinary Share and each LiLAC Ordinary Share will have the following liquidation units:
(i)    each Liberty Global Ordinary Share shall have one (1) liquidation unit; and
(ii)    each LiLAC Ordinary Share shall have a number of liquidation units (including a fraction of one (1) liquidation unit) equal to the amount (calculated to the nearest five (5) decimal places) obtained by dividing
(A)    the Average Market Value of the LiLAC Class C Ordinary Shares, by
(B)    the Average Market Value of the Liberty Global Class C Ordinary Shares,
in each case over the twenty (20) Trading Day period commencing on (and including) the first (1st) Trading Day on which the LiLAC Class C Ordinary Shares commence ordinary course ('regular way') trading, provided that if, after the Effective Date, the Company, at any time or from time to time, consolidates, subdivides or redesignates the outstanding Liberty Global Ordinary Shares or LiLAC Ordinary Shares, or capitalises undistributed reserves in accordance with Article 215 and Article 216 or Article 218, the per share liquidation units of the Liberty Global Ordinary Shares or LiLAC Ordinary Shares, as applicable, will be appropriately adjusted as determined by the Board, so as to avoid any dilution in the aggregate, relative liquidation rights of the Liberty Global Ordinary Shares and LiLAC Ordinary Shares.
248.    If the Company commences liquidation, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by law, subject to the provisions of the Companies Act and the Articles:
(a)    divide among the members in specie the whole or any part of the assets, whether they shall consist of property of the same kind or not, of the Company and may, for that purpose, value any assets as he deems fair and determine how the division shall be carried out as between the members or different classes of members; and
(b)    vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he may with the like sanction determine, but no member shall be compelled to accept any assets upon which there is a liability.
249.    The power of sale of a liquidator shall include a power to sell wholly or partially for shares or debentures or other obligations of another body corporate, either then already constituted or about to be constituted for the purpose of carrying out the sale.
INDEMNITY AND INSURANCE
250.    Subject to the provisions of the Companies Act, the Company may exercise all the powers of the Company to:
(a)    indemnify to any extent any person who is or was a Director, or a Director of any associated company, directly or indirectly (including by funding any expenditure incurred or to be incurred by him) against any loss or liability, whether in connection with any proven or alleged negligence, default, breach of duty or breach of trust by him or otherwise, in relation to the Company or any associated company;
(b)    indemnify to any extent any person who is or was a Director of an associated company that is a trustee of an occupational pension scheme, directly or indirectly (including by funding any expenditure incurred or to be incurred by him) against any liability incurred by him in connection with the company's activities as trustee of an occupational pension scheme; and/or
(c)    purchase and maintain insurance for or for the benefit of any person who is or was
(i)    a Director, officer or employee of the Company, or any body corporate which is or was the holding company or subsidiary undertaking of the Company, or in which the Company or such holding company or subsidiary undertaking has or had any interest (whether director or indirect) or with which the Company or such holding company or subsidiary undertaking is or was in any way allied or associated; or
(ii)    a trustee of any pension fund in which employees of the Company or any other body referred to in paragraph (c)(i) of this Article 250 are or have been interested, including without limitation insurance against any loss or liability or any expenditure he may incur, whether in connection with any proven or alleged act or omission in the actual or purported execution or discharge of his duties or in the exercise or purported exercise of his powers or otherwise in relation to this duties, power or offices, whether comprising negligence, default, breach of duty, breach of trust or otherwise, in relation to the relevant body or fund.
251.    No Director of former Director shall be accountable to the Company or the members for any benefit provided pursuant to these Articles. The receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.
DISPUTE RESOLUTION
252.    The courts of England and Wales shall have exclusive jurisdiction to determine any and all disputes brought by a member in that member's capacity (whether in its own name or in the name of the Company) as such against the Company and/or the Board and/or any of the Directors individually or collectively, arising out of or in connection with these Articles or any non-contractual obligations arising out of or in connection with these Articles.
253.    The governing law of these Articles is the law of England and Wales and these Articles shall be interpreted in accordance with English law.
254.    For the purposes of Article 252, Director shall be read so as to include each and any Director of the Company from time to time in his capacity as such or as an employee of the Company and shall include any former Director of the Company.
SCHEME OF ARRANGEMENT
255.
(a)    In this article, references to the "Scheme" are to the scheme of arrangement under Part 26 of the Companies Act 2006 between the Company and the holders of Scheme Shares (as defined in the Scheme dated June 5, 2023 (as amended or supplemented)) and as approved by the holders of the Scheme Shares at the meetings convened by the Court (as defined in the Scheme) and as may be modified or amended in accordance with its terms, and expressions defined in the Scheme shall have the same meanings in this article.
(b)    Notwithstanding either any other provision of these Articles or the terms of any resolution whether ordinary or special passed by the Company in general meeting, if the Company issues any Liberty Global Ordinary Shares (other than to New Liberty or its nominee(s)) on or before the Scheme Record Time (as defined in the Scheme), such shares shall be issued subject to the terms of the Scheme (and shall be Scheme Shares for the purposes thereof) and the original or any subsequent holder or holders of such Liberty Global Ordinary Shares shall be bound by the Scheme accordingly.
(c)    Notwithstanding any other provision of these Articles, if any Liberty Global Ordinary Shares are issued to any person (other than New Liberty or its nominee(s)) ("New Member") after the Scheme Record Time ("Disposal Shares"), such New Member (or any subsequent holder or any nominee of such New Member or any such subsequent holder) will, provided the Scheme shall have become effective, be obliged to transfer immediately the Disposal Shares to New Liberty (or to such other person as New Liberty may otherwise direct) who shall be obliged to acquire all of the Disposal Shares in consideration of and conditional on the issue by or on behalf of New Liberty to the New Member (or any subsequent holder or any nominee of such New Member or any such subsequent holder) of the equivalent share in the capital of New Liberty for each Disposal Share that the New Member (or any subsequent holder or any nominee of such New Member or any such subsequent holder) would have been entitled to had each Disposal Share been a Scheme Share.
(d)    On any reorganisation of, or material alteration to, the share capital of the Company (including, without limitation, any subdivision and/or consolidation) effected after the close of business on the Effective Date (as defined in the Scheme), the number of shares in the capital of New Liberty to be issued pursuant to (c) above shall be adjusted by the Company in such manner as the Board may determine to be appropriate to reflect such reorganisation or alteration. References in this article to Liberty Global Ordinary Shares shall, following such adjustment, be construed accordingly.
(e)    To give effect to any transfer required by this article, the Company may appoint any person as attorney for the New Member (or any subsequent holder or any nominee of such New Member or any such subsequent holder) to execute and deliver as transferor a form of transfer or instructions of transfer on behalf of the New Member (or any subsequent holder or any nominee of such New Member or any such subsequent holder) in favour of New Liberty (or such other person as New Liberty otherwise directs) and do all such other things and execute and deliver all such documents as may in the opinion of the attorney be necessary or desirable to vest the Disposal Shares in New Liberty (or such other person as New Liberty otherwise directs) and pending such vesting to exercise all such rights attaching to the Disposal Shares as New Liberty may direct. If an attorney is so appointed, the New Member or any subsequent holder or any nominee of such New Member or any such subsequent holder shall not thereafter (except to the extent that the attorney fails to act in accordance with the directions of New Liberty) be entitled to exercise any rights attaching to the Disposal Shares unless so agreed by New Liberty. The Company may give good receipt for the purchase price of the Disposal Shares and may register New Liberty (or such other person as New Liberty otherwise directs) as holder of the Disposal Shares and issue to it certificates for the same. The Company shall not be obliged to issue a certificate to the New Member or any subsequent holder or any nominee of such New Member or any such subsequent holder for any Disposal Shares.
(f)    In connection with the Scheme, if, in respect of any holder of Scheme Shares with a registered address outside the United Kingdom or who the Company reasonably believes is a citizen, resident or national of a jurisdiction outside the United Kingdom, the Company is advised that the allotment and/or issue of the New Liberty Shares pursuant to the Scheme would or might infringe the laws of any jurisdiction outside the United Kingdom or would or might require the Company or New Liberty to observe any governmental or other consent or any registration, filing or other formality with which the Company or New Liberty cannot comply or compliance with which the Company or New Liberty considers unduly onerous, (i) the Company may subject to the amendment of the Articles pursuant to this resolution, (unless such member satisfies the Company that no such violation or requirement would apply), in its sole discretion, appoint any person to execute as transferor an instrument of transfer transferring, prior to the Scheme Record Time, the Scheme Shares held by such holder to a nominee to hold such Scheme Shares in trust for that holder, on terms that the nominee shall sell the New Liberty Shares that it receives pursuant to the Scheme in respect of such Scheme Shares as soon as practicable following the Effective Date or (ii) allot and issue the New Liberty Shares due to the relevant Scheme Shareholder pursuant to the Scheme to a nominee appointed by New Liberty as trustee for such Scheme Shareholder, on terms that they shall, as soon as practicable following the Effective Date, be sold on behalf of such Scheme Shareholder, provided in each case that any such sale shall be at the best price which can reasonably be obtained at the time of such sale and that the proceeds of such sale (net of the expenses of sale including commissions and value added tax) shall be paid to such member by delivering a cheque to such member in accordance with the provisions of Clause 4 of the Scheme.
(g)    Notwithstanding any other provision of these Articles, both the Company and the directors may refuse to register the transfer of any Scheme Shares effected between the Scheme Record Time and the Effective Date.